===============================================================================

                         CNL RETIREMENT PROPERTIES, INC.


                  Supplement No. Two, dated September 24, 2002

                        to Prospectus, dated May 14, 2002

===============================================================================



         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 14, 2002. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed Properties for which the Company has entered into initial commitments to acquire, the number and types of Properties acquired by the Company and the Mortgage Loan entered into by the Company, are presented as of September 3, 2002, and all references to commitments, Property acquisitions and Mortgage Loans should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions or investments in Mortgage Loans that occur after September 3, 2002, will be reported in a subsequent Supplement.



                               RECENT DEVELOPMENTS



         The Company has committed to acquire 14 additional retirement Properties. There can be no assurance that one or more of these Properties will be acquired by the Company. The 14 Properties are two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland), 11 Brighton Gardens Properties (one in each of Atlanta, Georgia; Brentwood, Tennessee; Charlotte, Winston-Salem and Raleigh, North Carolina; Chevy Chase, Maryland; Middletown and Mountainside, New Jersey; Naples and Venice, Florida; and Stamford, Connecticut) and one parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed (in Peabody, Massachusetts).

         The two Sunrise Properties are the Sunrise of Annapolis located in Annapolis, Maryland, southeast of Baltimore, and the Sunrise of Pikesville located in Pikesville, Maryland, a northern suburb of Baltimore. The Sunrise of Annapolis is an assisted living Property which opened in November 1995 and includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Sunrise of Pikesville is an assisted living Property which opened in May 1996 and includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

         The 11 Brighton Gardens Properties are the Brighton Gardens of Buckhead located in Atlanta, Georgia; the Brighton Gardens of Brentwood located in Brentwood, Tennessee, 10 miles south of downtown Nashville; the Brighton Gardens of Charlotte located in Charlotte, North Carolina; the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina; the Brighton Gardens of Raleigh located in Raleigh, North Carolina; the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland, a northwest suburb of Washington D.C.; the Brighton Gardens of Middletown located in Middletown, New Jersey, 30 miles southeast of Newark; the Brighton Gardens of Mountainside located in Mountainside, New Jersey, 12 miles southwest of downtown Newark; the Brighton Gardens of Naples located in Naples, Florida; the Brighton Gardens of Stamford located in Stamford, Connecticut; and the Brighton Gardens of Venice located in Venice, Florida, 20 miles south of Sarasota.




         The Brighton Gardens Properties located in each of Atlanta, Brentwood, Charlotte, Winston-Salem, Raleigh, Middletown and Stamford are assisted living Properties which opened between May 1997 and January 1998, and each Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Friendship Heights is an assisted living Property which opened in January 1997 and includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Mountainside is an assisted living Property which opened in January 1997 and includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens of Naples is an assisted living/skilled nursing Property which opened in February 1998 and includes 93 assisted living units and 40 skilled nursing units. The Brighton Gardens of Venice is an assisted living/skilled nursing Property which opened in December 1996 and includes 102 assisted living units and 45 skilled nursing units.

         The Peabody Property is located in Peabody, Massachusetts, a northern suburb of Boston. The Peabody Property is a land only lease upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed. The Company will not own the building. The facility will be owned by a subsidiary of Erickson Retirement Communities.

         As of September 3, 2002, the Company owned interests in 11 Properties, had invested in one Mortgage Loan and had commitments to acquire 14 additional Properties. All of the Properties owned by the Company are leased on a long-term, triple-net basis and are managed by operators of retirement facilities.

         The Board of Directors declared distributions of $0.0583 per Share to stockholders of record on August 1 and September 1, 2002, payable in September 2002, representing an annualized distribution rate of 7.0%.



                                  THE OFFERINGS

GENERAL


         As of September 3, 2002, the Company had received subscriptions from this offering for 10,551,255 Shares totalling $105,512,551 in Gross Proceeds. As of September 3, 2002, the Company had received aggregate subscriptions from its Prior Offerings and this offering, for 27,023,153 Shares totalling $270,231,525 in gross proceeds, including 59,591 Shares ($595,911) issued pursuant to the Reinvestment Plan. As of September 3, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $239,300,000. The Company used approximately $78,000,000 of net offering proceeds, $8,100,000 in advances relating to its line of credit and approximately $45,600,000 in Permanent Financing to invest approximately $131,700,000 in 11 retirement Properties. As of September 3, 2002, the Company had repaid the advances relating to its line of credit and had paid approximately $20,700,000 in Acquisition Fees and Acquisition Expenses, leaving approximately $132,500,000 available to invest in Properties or Mortgage Loans.



                                  RISK FACTORS

TAX RISKS

         The following information updates and replaces the corresponding information under the heading "Risk Factors -- Tax Risks" beginning on page 21 of the Prospectus.

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2001 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.


         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.


         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.


         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.


         The 25%, 20% 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.


                             MANAGEMENT COMPENSATION

         The following paragraph adds an additional cross reference to and replaces the corresponding paragraph on page 26 of the Prospectus.



         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning loan origination fees paid to a limited liability company whose non-voting Class C member is an Affiliate of the Advisor, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."

                              CONFLICTS OF INTEREST

         The following paragraph updates and replaces the corresponding paragraph on page 35 of the Prospectus.

LEGAL REPRESENTATION


         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.



                                    BUSINESS


GENERAL

         The following paragraph is inserted following the third paragraph under the heading "Business -- General" beginning on page 41 of the Prospectus.

         The Operator of each of the Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout the Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted.


PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 47 of the Prospectus.


         Brighton Gardens of Camarillo located in Camarillo, California; Brighton Gardens of Towson located in Towson, Maryland; Marriott MapleRidge of Clayton located in Clayton, Ohio; Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek located in Elk Grove, California. On May 16, 2002, the Company, through a joint venture in which it owns an approximate 77% equity interest acquired the Brighton Gardens of Camarillo located in Camarillo, California (the "Camarillo Property") for $18,694,698 from Marriott Senior Living Services, Inc.; the Brighton Gardens of Towson located in Towson, Maryland (the "Towson Property") for $14,452,319 from VSC, Inc.; the Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts (the "Dartmouth Property") for $9,488,304 from MSLS - MapleRidge, Inc.; and the Marriott MapleRidge of Laguna Creek located in Elk Grove, California (the "Elk Grove Property") for $8,054,110 from MSLS - MapleRidge, Inc. In addition, on May 17, 2002, the joint venture acquired the Marriott MapleRidge of Clayton located in Clayton, Ohio (the "Clayton Property") for $8,110,569 from MSLS - MapleRidge, Inc. The Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties are hereinafter referred to as the "Marriott Portfolio Properties." The purchase price for the Marriott Portfolio Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Marriott Portfolio Properties with a commercial paper backed loan. The sellers of the Marriott Portfolio Properties are affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owns the remaining equity interest in the joint venture and is also the Operator of the Marriott Portfolio Properties. The joint venture is a limited partnership. Additional contributions to the joint venture could be required if the Company and Marriott Senior Living Services, Inc. agree that they will contribute additional funds which are required for any purpose and that other sources are not available to cover such expenditures. Although the Company controls the joint venture, the Company cannot unilaterally require Marriott Senior Living Services, Inc. to contribute additional capital to the joint venture. In such a situation, either joint venture partner can give notice to the other of the purpose for which funds are required, the amount and the date by which the contribution must be made.

         The joint venture, as lessor, leased the Marriott Portfolio Properties on a triple net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. Because of these lease agreements, the joint venture is not receiving its return by investing in the operations of the Marriott Portfolio Properties, but will instead receive payments of rent in its role as lessor of the Marriott Portfolio Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:


o The initial term of each lease expires in May 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.


o Minimum annual rent due to the joint venture for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the joint venture. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt. The leases do not provide for any fixed annual rent escalations during the initial term.


o In addition to minimum rent, the leases require percentage rent equal to 10% of gross revenues in excess of the "Baseline Gross Revenues," payable commencing in the sixth lease year. The Baseline Gross Revenues will equal total revenues for the fifth lease year.



o The tenant of the five Marriott Portfolio Properties has established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Marriott Portfolio Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.

o        Marriott International,  Inc. and Marriott Senior Living Services, Inc.
         have, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Marriott Portfolio Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of September 3, 2002, the amount available under the guarantee is $5,880,000 . Net operating income from all of the Marriott Portfolio Properties is pooled in determining whether the Marriott Portfolio Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimates that the guarantee will be used to fund approximately $1,189,000, $1,065,000, $924,000, $903,000 and $1,174,000,
         respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the joint venture to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.

 o In addition, the leases for the Marriott Portfolio Properties contain cross-default terms, meaning that if the tenant of the Marriott Portfolio Properties defaults on its obligations under any of these leases, the joint venture will have the ability to pursue its remedies under the leases with respect to all of the Marriott Portfolio Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The approximate federal income tax basis of the depreciable portion of the five Marriott Portfolio Properties is as follows:


                   Camarillo Property                $17,300,000
                   Towson Property                    14,600,000
                   Clayton Property                    7,800,000
                   Dartmouth Property                  9,200,000
                   Elk Grove Property                  7,700,000


         Each joint venture partner shares in the costs and benefits of the joint venture in proportion to its percentage equity interest. As joint venture partners owning an approximate 77% and 23% equity interest, respectively, the Company and Marriott Senior Living Services, Inc. will each potentially receive its pro rata share of minimum annual rent payments and percentage rent payments paid by the tenant. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. potentially will receive the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the joint venture; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and
(iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit is calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which is paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the joint venture) and (b) any percentage rent which is paid to the joint venture after Marriott Senior Living Services, Inc. receives its incentive fees under (ii) above. The remaining operating profit, if any, is shared between the tenant and Marriott Senior Living Services, Inc. For these interests, Marriott International, Inc. and Marriott Senior Living Services, Inc. have contributed the following amounts: (i) $8,500,000 to the joint venture for Marriott Senior Living Services, Inc.'s equity interest, plus $620,000 to a working capital reserve and
(ii) $5,880,000 as a guarantee of the tenant's obligation to pay minimum rent to the joint venture under the leases, with any remaining balance to be contributed to a reserve fund. As joint venture partners, the Company and Marriott Senior Living Services, Inc. receive pro rata payments of rent based on their ownership interests. However, because of the fees for the services being provided under the operating agreements, Marriott International, Inc. and Marriott Senior Living Services, Inc. are expected to receive significantly higher revenues from the Marriott Portfolio Properties than is the Company.

         The Company through the joint venture, will potentially receive its pro rata share of the following benefits from its ownership of the Marriott Portfolio Properties: (i) minimum rent ranging from $5,489,589 to $6,312,789 per year during the first five years of the leases and continuing throughout the term of the leases; (ii) percentage rent commencing no sooner than the end of the fifth lease year equal to the gross revenues of the Marriott Portfolio Properties; and (iii) any appreciation in the value of the Marriott Portfolio Properties upon sale. For its interest in the joint venture the Company contributed $28,056,970. The return on the Company's investment is expected to be generated primarily from the receipt of base rent. As general partner and 77% owner of the joint venture, the Company controls the joint venture and consolidates it within the Company's financial statements.


         The Camarillo Property, which opened in June 2000, includes 90 assisted living units, 24 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a TV parlor and a family visitation room. The Property is located in a suburb of Los Angeles and is within ten miles of two hospitals and is adjacent to shopping areas. The number of seniors in the ten-mile area surrounding the Camarillo Property is expected to grow by 19.5% between 2001 and 2006. Other senior living facilities located in proximity to the Camarillo Property include Aegis Assisted Living, Almavia of Camarillo, Camarillo Convalescent Hospital, Hillcrest Inn, Villa Los Posas and Wilshire Retirement Center.

         The Towson Property, which opened in June 2000, includes 66 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing, medication reminders, health and wellness assessments, emergency call response and scheduled transportation. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a family visitation room, a wellness center and a laundry room. The Property is located in a suburb of Baltimore and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4% between 2001 and 2006. Other senior living facilities located in proximity to the Towson Property include Arden Courts, Catered Living of Cockville, HeartHomes at Lutherville, Morningside House of Satyr Hill and Sunrise Assisted Living of Towson.

         The Clayton Property, which opened in March 2000, includes 42 assisted living units and 42 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located northwest of downtown Dayton and is within ten miles of four hospitals, a mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Clayton Property is expected to grow by 14.9% between 2001 and 2006. Other senior living facilities located in proximity to the Clayton Property include Alterra Sterling House of Englewood, The Gables Assisted Living, Hearth & Home Assisted Living and Sunrise of Englewood.

         The Dartmouth Property, which opened in November 1999, includes 58 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts, and is within two miles of two hospitals and is near the Dartmouth Mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Dartmouth Property is expected to grow by 13.8% between 2001 and 2006. Other senior living facilities located in proximity to the Dartmouth Property include Alden Place, Heritage at Dartmouth and The Inn at Clifton.

         The Elk Grove Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located in a suburb of Sacramento and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Elk Grove Property is expected to grow by 20.3% between 2001 and 2006. Other senior living facilities located in proximity to the Elk Grove Property include Aegis of Carmichael, The Grand Court Sacramento, Primrose Sacramento and Regency Place.

         The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:


                                                        Average         Cash From          Revenue          Revenue
                                                       Occupancy        Operations*     per Occupied     per Available
      Property            Location          Year          Rate        (in thousands)        Unit             Unit
 --------------------  ----------------  -----------  -------------   ----------------  --------------   --------------

 Camarillo Property    Camarillo, CA        ***2000       48.90%           ($  304 )        $121.53         $  49.97
                                               2001       82.20%             1,030           128.55           105.71
                                           ****2002       76.00%             1,004           138.44           105.23

 Towson Property       Towson, MD           ***2000       44.60%           ($  310 )        $141.83         $  63.20
                                               2001       70.70%               460           131.67            93.15
                                           ****2002       76.80%               882           135.83           104.26

 Clayton Property      Clayton, OH          ***2000       31.50%           ($  558 )        $107.00         $  33.68
                                               2001       61.10%          (    159 )          98.06            59.96
                                           ****2002       63.00%          (    137 )         107.38            67.61

 Dartmouth Property    Dartmouth, MA         **1999       11.20%           ($  149 )        $180.68         $  20.28
                                            ***2000       50.70%          (    113 )         110.36            55.90
                                               2001       82.30%               688           115.55            95.13
                                           ****2002       86.20%               701           123.64           106.58

 Elk Grove Property    Elk Grove, CA         **1999       12.10%           ($  295 )        $136.22         $  16.46
                                            ***2000       47.40%          (    351 )          97.30            46.16
                                               2001       72.40%               211            99.72            72.24
                                          ****2002       80.30%               196           103.08            82.79

* Based on information provided by Marriott International, Inc. from its departmental operating statements which presented a modified EBITDA (rather than net income or loss) based on its own internal expense allocation system for certain items.

** Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.


*** Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.

**** Data for 2002 represents the period December 29, 2001 through August 9, 2002, except in the case of "Cash From Operations," which represents data through April 19, 2002, that has been annualized.

         Historical financial statements for the Marriott Portfolio Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Marriott Portfolio Properties were recently opened and are still in the process of achieving stable occupancy rates. The Company estimated that the Marriott Portfolio Properties would not be able to generate minimum rent until the Marriott Portfolio Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Marriott Portfolio Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Marriott Portfolio Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and was prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Marriott Portfolio Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

         In connection with the purchase of the Marriott Portfolio Properties, the joint venture borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties with an interest rate of 186 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20 million and the Company has agreed to provide liquidity for any amount in excess of $20 million, not to exceed $3,520,000. In conjunction with this transaction, the joint venture engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). As of September 3, 2002, the joint venture had paid the Structuring Agent approximately $571,000 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

         HRA Management Corporation, the tenant of the Marriott Portfolio Properties, is a thinly capitalized, newly formed corporation. The principals of such corporation are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

PENDING INVESTMENTS

         As of September 3, 2002, the Company had initial commitments to acquire 14 additional Properties, including 13 consisting of land, building and equipment, and one consisting of land only, for an aggregate purchase price of approximately $142,850,000. The 14 Properties are two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland) which will be acquired from Prime Care Eight, LLC, 11 Brighton Gardens Properties (one in each of Atlanta, Georgia; Brentwood, Tennessee; Charlotte, Winston-Salem and Raleigh, North Carolina; Chevy Chase, Maryland; Middletown and Mountainside, New Jersey; Naples and Venice, Florida; and Stamford, Connecticut) which will be acquired from Prime Care One, LLC and Prime Care Two, LLC, and one parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed (in Peabody, Massachusetts) which will be acquired from a subsidiary of Erickson Retirement Communities. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. In addition, the Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition of two of these Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the 14 Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                                  Estimated Purchase  Lease Term and      Minimum Annual
                      Property                           Price       Renewal Options           Rent             Percentage Rent
------------------------------------------------- ------------------ --------------- ------------------------ --------------------
Brighton Gardens of Brentwood (1)(2)(8)               $6,349,794         35 years    $666,728; increases by           (4)
Brentwood, TN                                                                        2.5% beginning January
(the "Brentwood Property")                                                           1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Buckhead (1)(2)(8)                $7,654,546         35 years    $803,727; increases by           (4)
Atlanta, GA                                                                          2.5% beginning January
(the "Atlanta Property")                                                             1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Charlotte (1)(2)(7)               $3,218,389         35 years    $337,931; increases by           (4)
Charlotte, NC                                                                        2.5% beginning January
(the "Charlotte Property")                                                           1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Friendship Heights (1)(2)(7)      $19,310,331        35 years    $2,027,585; increases by         (4)
Chevy Chase, MD                                                                      2.5% beginning January
(the "Chevy Chase Property")                                                         1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Middletown (1)(2)(8)              $11,481,818        35 years    $1,205,591; increases by         (4)
Middletown, NJ                                                                       2.5% beginning January
(the "Middletown Property")                                                          1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Mountainside (1)(2)(7)            $12,438,636        35 years    $1,306,057; increases by         (4)
Mountainside, NJ                                                                     2.5% beginning January
(the "Mountainside Property")                                                        1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Naples (1)(2)(8)                  $8,002,479         35 years    $840,260; increases by           (4)
Naples, FL                                                                           2.5% beginning January
(the "Naples Property")                                                              1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)

Brighton Gardens of Raleigh (1)(2)(8)                 $9,655,165         35 years    $1,013,792; increases by         (4)
Raleigh, NC                                                                          2.5% beginning January
(the "Raleigh Property")                                                             1, 2004 and each lease
Existing retirement facility                                                         year thereafter (3)




                                             Estimated Purchase     Lease Term and          Minimum Annual
                     Property                      Price           Renewal Options               Rent               Percentage Rent
-------------------------------------------  -------------------  ----------------------- ------------------------- --------------

Brighton Gardens of Stamford (1)(2)(8)          $13,569,421               35 years        $1,424,789; increases by        (4)
Stamford, CT                                                                              2.5% beginning January
(the "Stamford Property")                                                                 1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brighton Gardens of Venice (1)(2)(7)             $6,523,760               35 years        $684,995; increases by          (4)
Venice, FL                                                                                2.5% beginning January
(the "Venice Property")                                                                   1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brighton Gardens of Winston-Salem (1)(2)(8)      $7,045,661               35 years        $739,794; increases by          (4)
Winston-Salem, NC                                                                         2.5% beginning January
(the "Winston-Salem Property")                                                            1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Brooksby Village Continuing Care Retirement     $15,000,000       10 years; two five-year $2,250,000 for the first        N/A
Community                                                         renewal options         through fifth lease
Peabody, MA                                                                               year; increases by 3%
(the "Peabody Property")                                                                  each lease year
Land lease                                                                                thereafter (3)

Sunrise of Annapolis (2)(5)(6)(9)               $12,500,000               35 years        $1,312,500; increases by        (4)
Annapolis, MD                                                                             2.5% beginning January
(the "Annapolis Property")                                                                1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

Sunrise of Pikesville (2)(5)(6)(9)              $10,100,000               35 years        $1,060,500; increases by        (4)
Pikesville, MD                                                                            2.5% beginning January
(the "Pikesville Property")                                                               1, 2004 and each lease
Existing retirement facility                                                              year thereafter (3)

------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Marriott Senior Living Services, Inc.

(2) The leases for the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice, Winston-Salem, Annapolis and Pikesville Properties are expected to be with the same unaffiliated lessee. The leases contain provisions that allow the lessee to elect to purchase the Properties at the end of the term for a pre-determined amount. The leases also permit the Company to require the lessee to purchase the Properties at the end of the lease term for the same pre-determined amount. These leases are expected to be treated as financing leases for both financial reporting and tax accounting purposes.

(3)      Based on estimated purchase price.

(4) It is expected that percentage rent will be payable based on various predetermined percentages of the facilities gross revenues with respect to achieving certain average annual occupancy level thresholds.

(5) It is expected that this Property will be operated and managed by Sunrise Assisted Living, Inc.

(6) It is expected that the Company will assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties payable to a commercial bank in the principal amount of $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time.

(7) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as the Prime Care One Portfolio. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of outstanding debt as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties currently owned by the Prime Care One Portfolio and Prime Care Two, LLC will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

(8) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as Prime Care Two, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of outstanding debt as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties currently owned by the Prime Care One Portfolio and Prime Care Two, LLC will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

(9) Audited financial statements that present the historical operating results of these Properties are included in the Addendum to Appendix B as Prime Care Eight, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lenders of discounted amounts in full satisfaction of certain outstanding debts as well as concessions from others. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the Prime Care Eight, LLC Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing leases.

         Brentwood Property. The Brentwood Property, which opened in December 1997, is the Brighton Gardens of Brentwood located in Brentwood, Tennessee. The Brentwood Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 10 miles south of downtown Nashville.

         Atlanta Property. The Atlanta Property, which opened in January 1998, is the Brighton Gardens of Atlanta located in Atlanta, Georgia. The Atlanta Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located in Buckhead, in northern Atlanta.

         Charlotte Property. The Charlotte Property, which opened in May 1997, is the Brighton Gardens of Charlotte located in Charlotte, North Carolina. The Charlotte Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Chevy Chase Property. The Chevy Chase Property, which opened in January 1997, is the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland. The Chevy Chase Property includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Property is located in a northwestern suburb of Washington D.C.

         Middletown Property. The Middletown Property, which opened in December 1997, is the Brighton Gardens of Middletown located in Middletown, New Jersey. The Middletown Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 30 miles southeast of Newark.

         Mountainside Property. The Mountainside Property, which opened in January 1997, is the Brighton Gardens of Mountainside located in Mountainside, New Jersey. The Mountainside Property includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Property is located 12 miles southwest of downtown Newark.

         Naples Property. The Naples Property, which opened in February 1998, is the Brighton Gardens of Naples located in Naples, Florida. The Naples Property includes 93 assisted living units and 40 skilled nursing units.

         Raleigh Property. The Raleigh Property, which opened in September 1997, is the Brighton Gardens of Raleigh located in Raleigh, North Carolina. The Raleigh Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Stamford Property. The Stamford Property, which opened in December 1997, is the Brighton Gardens of Stamford located in Stamford, Connecticut. The Stamford Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Venice Property. The Venice Property, which opened in December 1996, is the Brighton Gardens of Venice located in Venice, Florida. The Venice Property includes 102 assisted living units and 45 skilled nursing units. The Property is located 20 miles south of Sarasota.

         Winston-Salem Property. The Winston-Salem Property, which opened in June 1997, is the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina. The Winston-Salem Property includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders.

         Peabody Property. The Peabody Property is a parcel of land upon which the Brooksby Village Continuing Care Retirement Community is expected to be constructed. This Property is located in Peabody, Massachusetts, a northern suburb of Boston. The Peabody Property is a land lease only.

         Annapolis Property. The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Property is located southeast of Baltimore.

         Pikesville Property. The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Property is located in a northern suburb of Baltimore.

         Sunrise Brands. Sunrise Assisted Living, Inc. is one of the nation's oldest and largest providers of assisted living services. The prototypical Sunrise facilities resemble a Victorian mansion and generally have between 70 and 90 beds of assisted living and specialized care for people with memory disorders. According to Sunrise Assisted Living, Inc.'s 2001 Annual Report, Sunrise Assisted Living, Inc. operates 186 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 14,700. As of December 31, 2001, Sunrise Assisted Living, Inc. had 22 additional communities under construction and another 38 communities in some other stage of development. In 2001, the American Seniors Housing Association ranked Sunrise Assisted Living, Inc. as the sixth largest seniors' housing operator in the country.

         Erickson Brands. In 1983, John Erickson, founder of Erickson Retirement Communities, purchased and renovated an abandoned college campus in Maryland in order to provide quality independent, assisted and skilled care to middle-income Americans. Erickson currently has ten of these large-scale retirement communities located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village is one of Erickson's brands. In 2001, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's twelfth largest manager of seniors' housing.


SITE SELECTION AND ACQUISITION OF PROPERTIES

         Construction and Renovation.

         The following paragraph updates and replaces the fourth paragraph under the heading "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" on page 61 of the Prospectus.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See the section of the Prospectus entitled "Business -- Mortgage Loans."


DESCRIPTION OF PROPERTY LEASES

         The following paragraph is inserted following the first paragraph under the heading "Business -- Description of Property Leases" on page 65 of the Prospectus.

         Financing Leases. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenant pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the Lessee (a "Financing Lease").

         The following paragraphs update and replace the third, sixth and eighth paragraphs under the heading "Business -- Description of Property Leases" beginning on page 65 of the Prospectus.

         Term of Leases. It presently is anticipated that, except in the case of a Financing Lease, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases will have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's cost of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the lease rate multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues of the Property.

         Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant will not be permitted to assign or sublease, with the exception of small space subleases.

         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under
Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

JOINT VENTURE ARRANGEMENTS

         The following paragraphs update and replace the corresponding paragraphs on page 69 of the Prospectus.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."


MORTGAGE LOANS

         The following paragraph is inserted following the second paragraph under the heading "Business -- Mortgage Loans" on page 69 of the Prospectus.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         The following paragraph updates and replaces the fifth paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.

         Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         The following paragraph is inserted following the last paragraph under the heading "Business -- Mortgage Loans" beginning on page 69 of the Prospectus.

         On August 12, 2002, the Company entered into a Mortgage Loan with an affiliate of HRA Management Corporation in the principal amount of $1,870,000 secured by a mortgage on a parcel of land containing approximately 39.8 gross acres located in Vero Beach, Florida. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will purchase the independent living components of the retirement community.

BORROWING

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 70 of the Prospectus.


         On June 7, 2002, in connection with the purchase of the Marriott Portfolio Properties, the joint venture, in which the Company owns an approximate 77% interest, borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Properties with an interest rate of 186 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. Interest is payable monthly with principal due when the commercial paper loan matures. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20 million and the Company has agreed to provide liquidity for any amount in excess of $20 million, not to exceed $3,520,000. In connection with this loan, the joint venture incurred structuring fees equal to 2% of the loan. The monthly interest payments due under the loan include a margin of 30 basis points for monthly service provided by the Structuring Agent related to the administration of the loan. As of September 3, 2002, the joint venture had paid approximately $571,000 in structuring fees and interest.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 73 of the Prospectus.



                                       Six Months Ended
                                 ----------------------------                    Year Ended December 31,
                                   June 30,       June 30,     -------------------------------------------------------------------
                                     2002           2001          2001           2000         1999 (1)    1998 (1)     1997 (1) (2)
                                 -------------   ------------  ------------  -------------   ------------ ----------  ------------

  Revenues                        $4,973,430     $  712,698   $ 1,899,619    $ 1,084,730       $ 86,231      $  --         $  --
  Net earnings (loss) (3)(4)       2,530,942        279,293       915,965        224,778        (28,390 )       --            --
  Cash flows from operating
     activities                    4,896,311        385,659     2,173,379      1,096,019         12,851         --            --
  Cash flows used in investing
     activities                 (101,268,106 )     (186,829 ) (22,931,469 )  (14,428,703 )           --         --            --
  Cash flows provided by (used
     in) financing activities    138,919,645       (243,057 )  47,301,313      8,766,346      4,731,279   (199,908 )     200,000
  Cash distributions declared (5)  4,139,089        467,809     1,507,322        502,078         50,404         --            --

  Earnings (loss) per Share

     (Basic and Diluted)                0.20           0.20          0.38           0.27          (0.07 )       --            --
  Funds from operations (6)        3,671,987        496,901     1,439,908        527,962        (28,390 )       --            --
  Cash distributions declared
     per Share                          0.35           0.35          0.70           0.58           0.13         --            --

  Weighted average number of
     Shares outstanding (7):
       (Basic and Diluted)        12,831,671      1,363,640     2,391,072        845,833        412,713         --            --



                                                                                       December 31,
                                   June 30,       June 30,     -------------------------------------------------------------------
                                     2002           2001           2001           2000           1999        1998         1997
                                 -------------   ------------  ------------  -------------   ------------ ----------  ------------

  Total assets                    $221,368,686   $14,615,620   $64,446,889    $14,688,560     $5,088,560   $976,579      $280,330
  Total stockholders' equity       171,534,100    12,396,010    60,910,042      9,203,548      3,292,137    200,000       200,000



(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").


(4) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the six months ended June 30, 2002 , Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 1999.

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 40%, 39%, 55% and
         100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.


(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2002 and 2001, and the years ended December 31, 2001 and 2000, net earnings included $353,997, $14,746, $76,665 and
         $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.


(7) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 74 of the Prospectus.

INTRODUCTION

         The Company

         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. Properties acquired are generally expected to be held by Retirement Partners or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. CNL Retirement - GP/Holding Corp. was formed in June 2001 to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring Properties. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement Partners, LP, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement - GP/Holding Corp., CNL Retirement Partners, LP and each of their subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings


         On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced the 2000 Offering of up to 15,500,000 Shares of Common Stock ($155,000,000). Upon completion of the 2000 Offering on May 24, 2002, the Company had received subscriptions for 15,500,000 Shares totalling $155,000,000 in gross proceeds, including $418,670 (41,687 Shares) through the Company's Reinvestment Plan. Following completion of the 2000 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of June 30, 2002, the Company had received aggregate subscription proceeds of $198,289,362 (19,828,933 Shares), including $595,911 (59,591 Shares) through its
Reinvestment Plan, from its Initial Offering and the 2000 Offering (the "Prior Offerings"), this offering and contributions from the Advisor. As of June 30, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses totalled approximately $175,200,000. The Company used approximately $95,200,000 of the net offering proceeds and approximately $36,500,000 of loan proceeds to invest in 11 retirement Properties. As of June 30, 2002, the Company had paid approximately $12,900,000 in Acquisition Fees and Acquisition Expenses.

         During the period July 1, 2002 through September 3, 2002, the Company received additional net offering proceeds of approximately $72,100,000 and had approximately $132,500,000 available for investment in Properties and Mortgage Loans . See "Business -- Property Acquisitions" and "Business -- Pending Investments" for a description of the Properties owned by the Company or Properties the Company has entered into initial commitments to acquire as of September 3, 2002.


         Property Acquisitions



         In May 2002, the Company and Marriott Senior Living Services, Inc., an affiliate of Marriott International, Inc., formed a joint venture of which the Company owns a 76.75% interest and Marriott Senior Living Services, Inc. owns a 23.25% interest. The joint venture, which is a consolidated subsidiary of the Company, acquired five Properties located in Camarillo, California ; Towson, Maryland; Dartmouth, Massachusetts; Elk Grove, California and Clayton, Ohio, the Marriott Portfolio Properties, for an aggregate purchase price of $58,800,000. The joint venture, as lessor, entered into five separate, long-term, triple-net lease agreements relating to the Marriott Portfolio Properties with a third party tenant, HRA Management Corporation. The five retirement facilities are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership at June 30, 2002, was $300,000. The Company's share in the limited partnership's distributions will be equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         Mortgage Loan

         On August 12, 2002, the Company entered into a Mortgage Loan with an affiliate of HRA Management Corporation in the principal amount of $1,870,000 secured by a mortgage on a parcel of land containing approximately 39.8 gross acres located in Vero Beach, Florida. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land will be developed into a retirement community that will include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will purchase the independent living components of the retirement community.

         Commitments

         As of September 3, 2002, the Company had initial commitments to acquire 14 additional Properties, one of which is land only. The anticipated aggregate purchase price of the 14 Properties is approximately $142.8 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $20.6 million in connection with the acquisition of two of these Properties.

         As of September 3, 2002, the Company had not entered into any arrangements creating a reasonable probability an additional Mortgage Loan or a particular Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of September 3, 2002, the Company had not acquired any such Properties or entered into any additional Mortgage Loans.


         Borrowings


         In connection with the purchase of the Oak Park Property, in February 2002, the Company assumed a mortgage in the amount of $12,974,397, maturing October 2, 2003 (the "Oak Park Mortgage"). The Oak Park Mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the Oak Park Mortgage. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The Company anticipates refinancing the loan prior to its maturity date.


         On June 7, 2002, the joint venture in which the Company owns a 76.75% interest borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio Properties . The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 % of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20,000,000 and the Company has agreed to provide liquidity for any amount in excess of $20,000,000 not to exceed $3,520,000. Interest is payable monthly with principal due when the commercial paper loan matures. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.95% as of June 30, 2002) plus a margin of 1.86%, which is inclusive of liquidity fees and administrative costs. In connection with the loan, the Company incurred loan closing fees and costs of $538,324.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance. For information regarding the Greenwood Village Property see the Prospectus dated May 14, 2002.


         Cash and Cash Equivalents


         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, which management believes to have appropriate safety of principal such as overnight repurchase agreements, certificates of deposit and money market funds. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At June 30, 2002, the Company had $69,268,957 invested in such short-term investments as compared to $26,721,107 at December 31, 2001. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares from the 2000 Offering and this offering during the six months ended June 30, 2002, offset by the purchase of eight Properties . The funds remaining at June 30, 2002, along with additional funds expected to be received from the sale of Shares in this offering and amounts received from tenants, will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Accounts Receivable

         The Company's accounts receivable balance increased from $180,163 at December 31, 2001 to $514,165 as of June 30, 2002. The increase is primarily due to approximately $356,000 that is due from the seller of the Marriott Portfolio Properties for excess closing costs related to the purchase of the Marriott Portfolio Properties. Other amounts included in the Company's accounts receivable balance as of June 30, 2002 and December 31, 2001, include normal operating receivables such as rent payments due under the Company's long-term lease agreements. As of September 3, 2002, management believes accounts receivable as of June 30, 2002 is fully collectible.


         Liquidity Requirements


         During the six months ended June 30, 2002 and 2001, the Company generated cash from operating activities (which includes cash received from tenants and interest, less cash paid for operating expenses) of $4,896,311 and $385,369, respectively. For the six months ended June 30, 2002, cash from operating activities included security deposits of $1,840,889, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to a tenant defaulting under the terms of its lease agreement, the Company may use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings , additional advances under its line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with the Orland Park Property and the Marriott Portfolio Properties' lease agreements. In accordance with such agreements, the tenant deposits funds into the restricted FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. The Arlington, Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. For the six months ended June 30, 2002 and 2001, revenue relating to the FF&E Reserve totalled $33,738 and $17,526, respectively. Due to the fact that the Company's Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs. Management believes that the Company's Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.


         Distributions


         The Company declared and paid Distributions to its stockholders totalling $4,139,089 and $467,809 during the six months ended June 30, 2002 and 2001, respectively. In addition, on July 1, August 1 and September 1, 2002, the Company declared Distributions of $0.0583 per Share to stockholders of record on July 1, August 1 and September 1, 2002, payable in September 2002.

         For the six months ended June 30, 2002 and 2001, approximately 53% and 68%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 47% and 32%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2002 and 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.


         Due to Related Parties


         During the six months ended June 30, 2002 and 2001, Affiliates incurred on behalf of the Company $2,222,552 and $270,422, respectively, for certain offering expenses. Affiliates also incurred certain Acquisition Expenses and operating expenses on behalf of the Company. As of June 30, 2002 and December 31, 2001, the Company owed Affiliates $1,360,818 and $1,772,807, respectively, for such amounts and unpaid fees and administrative expenses.

         Pursuant to the Advisory Agreement, the Advisor is also required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested Assets or 25% of net income (the "Expense Cap"). During the Expense Year ended June 30, 2001, the Company's Operating Expenses exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. During the Expense Year ended June 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         For additional information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."


RESULTS OF OPERATIONS


         Comparison of the  six months ended  June 30, 2002 and  June 30, 2001

         Revenues

         As of June 30, 2002, the Company owned 11 Properties consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent generally payable in monthly installments. The leases provide that the annual base rent required under the leases will increase at predetermined intervals. In addition to annual base rent, the leases require the payment of contingent rent computed as a percentage of gross sales of the Property above certain thresholds.

         For the six months ended June 30, 2002 and 2001, the Company earned $4,377,797 and $689,880, respectively, in rental income from its Properties ($2,976,424 and $344,940 of which was earned during the quarters ended June 30, 2002 and 2001, respectively). The Company also earned $33,738 and $17,526, in FF&E Reserve income during the six months ended June 30, 2002 and 2001, respectively ($24,403 and $9,668 of which was earned during the quarters ended June 30, 2002 and 2001, respectively). The increase in rental income was due to the Company owning 11 Properties during the six months ended June 30, 2002, as compared to one Property during the six months ended June 30, 2001. Because the Company has not yet invested all of the proceeds previously raised and is continuing to raise additional proceeds with which it will acquire additional Properties, management believes revenues for the six months ended June 30, 2002, represent only a portion of revenues that the Company is expected to earn in future periods.


         During the six months ended June 30, 2002 and 2001, the Company also earned $560,932 and $4,744, respectively ($303,932 and $1,728 of which were earned during the quarters ended June 30, 2002 and 2001, respectively), in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the six months ended June 30, 2002, as compared to the six months ended June 30, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Significant  Tenants

         During the six months ended June 30, 2002, the Company owned 11 Properties. The lessees of five of these Properties are wholly owned subsidiaries of ARC and are operated under the ARC brand chains. Another five Properties are leased to HRA Management Corp. and are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain. The remaining Property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of the lessees or the ARC or Marriott International, Inc. brand chains would significantly impact the results of operations of the Company. However, management believes that the risk of such default is reduced due to the Company's initial and continuing due diligence procedures. The Company's leases generally have credit enhancement provisions, such as guarantees or shortfall reserves provided by the tenant or operator's parent company. It is anticipated that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during subsequent periods.


         Maturity of Debt Obligations of American Retirement Corporation


         As of June 30, 2002, ARC was the parent company of the lessees to five of the Company's 11 Properties. ARC also operates the Properties and is obligated to fund certain shortfall reserves relating to the Properties. According to its December 31, 2001 audited financial statements, ARC has significant debt obligations that mature in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations, and its current cash balances and internally developed cash are not sufficient to satisfy its scheduled debt maturities in 2002. As of August 7, 2002, ARC had completed several refinancing and sale -leaseback transactions that reduced the amount of scheduled debt maturities in 2002. ARC is currently in discussions with its lenders to complete its plan to extend and refinance the remaining debt obligations that mature in 2002. If ARC is unable to successfully complete such a plan, it may have difficulty meeting its obligations and its ability to continue to operate the Properties may be impaired. In such an event, the Company would have to obtain a new operator for the Properties and the Company's results of operations could be affected if it were unable to do so within a brief time period. In addition, if these Properties are unable to generate sufficient cash flow to make lease payments and ARC or a replacement tenant is unable or not required to fund lease payments, the Company's results of operations would also be affected. As the Company acquires additional Properties that will be leased to different operators, the effect on the Company's results of operations caused by any failure by ARC to continue to meet its obligations should diminish. As of September 3, 2002, ARC had met all of its obligations relating to the five Properties.


         Expenses


         Operating expenses were $2,341,842 and $433,405 for the six months ended June 30, 2002 and 2001, respectively ($1,502,685 and $144,391 of which were incurred during the quarters ended June 30, 2002 and 2001, respectively). Operating expenses for the six months ended June 30, 2002, increased as a result of the Company incurring asset management fees, greater general operating and administrative expenses and depreciation and amortization expense related to the Company owning ten additional Properties.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Year ended June 30, 2001, the Company's Operating Expenses totalled $439,456, exceeding the Expense Cap by $145,015; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap during the six months ended June 30, 2002.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.


         Funds from Operations


         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease term. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the six months ended June 30, 2002 and 2001, net earnings included $353,997 and $14,746, respectively, of these amounts.) This information is presented to help stockholders better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net earnings, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:


                                                           Quarter                               Six Months
                                                         Ended June 30,                         Ended June 30,
                                                     2002                2001               2002              2001
                                                 --------------     ---------------    --------------     --------------

Net earnings                                        $1,702,338           $211,945         $2,530,942         $279,293
    Adjustments:
       Effect of share in loss of
         investment in real estate
         partnership                                    21,930                 --             21,930               --
       Effect of minority interest                     (46,747 )               --            (46,747)              --
       Depreciation of real estate assets              785,204            108,897          1,165,862          217,608
                                                 --------------     ---------------    --------------     --------------

FFO                                                 $2,462,725           $320,842         $3,671,987         $496,901
                                                 ==============     ===============    ==============     ==============

         Other

         In April 2002, the FASB issued FAS Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FAS Statement No. 13, and Technical Corrections." This statement rescinds FAS Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FAS Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FAS Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FAS Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FAS Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FAS Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FAS Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have significant impact on the financial position or results of operations of the Company.


STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, the availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates the corresponding information beginning on page 83 of the Prospectus.

         On June 1, 2002, Thomas J. Hutchison III was appointed President of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Hutchison served as Executive Vice President of the Company and the Advisor from 2000 to June 2002. Mr. Hutchison was also appointed President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. on June 14, 2002, and was appointed President of CNL Hotel Investors, Inc. on July 22, 2002. He served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 2000 to June 2002 and served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002.

         Robert A. Bourne previously served as President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne continues to serve as a director, Vice Chairman of the Board and Treasurer of the Company and of the Advisor. Mr. Bourne also served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, and served as President of CNL Hotel Investors, Inc. from 1999 to June 2002.

         On July 15, 2002, Stuart J. Beebe, 43, was appointed Chief Financial Officer of CNL Retirement Properties, Inc. and CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Industrial Office Properties and the Urban Land Institute.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following table updates and replaces the table on page 87 of the Prospectus.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief Executive Officer, and Director
             Robert A. Bourne                  Vice Chairman of the Board, Treasurer and Director
             Thomas J. Hutchison III           President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Stuart J. Beebe                   Chief Financial Officer
             Lynn E. Rose                      Secretary


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 90 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2002 through September 3, 2002, the Company incurred $14,926,516 of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. During the period January 1, 2002 through September 3, 2002, the Company incurred $995,101 of such fees in connection with the 2000 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2002 through September 3, 2002, the Company incurred $8,955,909 of such fees in connection with the 2000 Offering and this offering. Additionally, during the period January 1, 2002 through September 3, 2002, the Company incurred Acquisition Fees totalling $2,051,748 as a result of Permanent Financing used to acquire the certain Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2002 the Company incurred $207,975 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the six months ended June 30, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2002, the Company incurred $2,092,717 for these services, $1,868,217 of such costs represented stock issuance costs, $10,755 represented acquisition-related costs and $213,745 represented general operating and administrative expenses.

         The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this bank was approximately $3.6 million at September 3, 2002.

         In conjunction with a loan related to the purchase of the Marriott Portfolio Properties, the joint venture, in which the Company owns an approximate 77% interest, engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of September 3, 2002, the joint venture had paid the Structuring Agent approximately $571,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.



                          PRIOR PERFORMANCE INFORMATION

         The following table replaces the table beginning on page 91 of the Prospectus. This table is updated to include current information regarding CNL Income Fund II, Ltd.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)      37,373,221 (3)       February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
       February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
       through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637
       (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($45,000,000) of common stock. As of December 31, 2001, the Hospitality Properties REIT had received subscriptions totalling $353,639,032 (35,363,903 shares), including $2,717,677 (271,768 shares) through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 43 properties, including eight properties through joint ventures and seven properties on which hotels were being constructed. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. Upon completion of the 2002 Offering, the Hospitality Properties REIT intends to commence a subsequent offering (the "2003 Offering") of up to 1,750,000,000 shares ($1,750,000,000) of common stock.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table and footnotes on page 100 of the Prospectus.

         The following table presents total Distributions and Distributions per
Share:

                                                             Quarter
                                   -------------------------------------------------------------
                                      First           Second           Third           Fourth           Year
                                   -------------    ------------    -------------    -----------    -------------
   2002:

   Total Distributions declared      $1,552,344       $2,586,745      $4,095,843
   Distributions per Share               0.1749           0.1749          0.1749


   2001:
   Total Distributions declared        $219,887        $247,922         $312,583       $726,930       $1,507,322
   Distributions per Share               0.1749          0.1749           0.1749         0.1749           0.6996

   2000:
   Total Distributions declared         $43,593        $108,932         $160,911       $188,642         $502,078
   Distributions per Share               0.0750          0.1537           0.1749         0.1749           0.5785

   1999:

   Total Distributions declared        (1)            (1)              $16,460        $33,944          $50,404
   Distributions per Share             (1)            (1)               0.0500         0.0750           0.1250

(1) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(2) For the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 53%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 47%, 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the six months ended June 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2002 and the years ended December 31, 2001, 2000 and 1999, approximately 39%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense . The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2001 and 2000, represent a distribution rate of 7% and 5.785%, respectively, of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3% of Invested Capital on an annualized basis. Distributions for the nine months ended September 30, 2002, represent a distribution rate of 7% of Invested Capital on an annualized basis.



                        FEDERAL INCOME TAX CONSIDERATIONS

         The summary of the material federal income tax consequences of the ownership of Shares of the Company commencing on page 109 of the Prospectus has been reviewed and adopted by Greenberg Traurig, LLP, as new counsel to the Company, with the insertion of the following paragraphs which update and replace the corresponding paragraphs on page 111 of the Prospectus.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.


                                 LEGAL OPINIONS

         The following information updates and replaces the "Legal Opinions" section on page 127 of the Prospectus.


         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS

         The following paragraph is inserted following the second paragraph on page 127 of the Prospectus.

         The financial statements of Prime Care One Portfolio, Prime Care Two, LLC and Prime Care Eight, LLC as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this Prospectus Supplement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are included herein in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

            -------------------------------------------------------

            THE UPDATED PRO FORMA FINANCIAL STATEMENTS AND THE UNAUDITED FINANCIAL STATEMENTS OF CNL RETIREMENT PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED MAY 14, 2002.

            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of June 30, 2002                                            B-3

     Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2002                 B-4

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                   B-5

     Notes to Pro Forma Consolidated Financial Statements for the six months
        ended June 30, 2002 and the year ended December 31, 2001                                         B-6

Updated Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001                     B-12

     Condensed Consolidated Statements of Earnings for the quarters and six months ended
        June 30, 2002 and 2001                                                                           B-13

     Condensed Consolidated Statements of Stockholders' Equity for the six
        months ended June 30, 2002 and the year ended December 31, 2001                                  B-14

     Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2002
        and 2001                                                                                         B-15

     Notes to Condensed Consolidated Financial Statements for the quarters and six months ended
        June 30, 2002 and 2001                                                                           B-16



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to
(i) the receipt of $72,142,192 in gross offering proceeds from the sale of 7,214,219 additional shares for the period July 1, 2002 through September 3, 2002, the assumption of a $20,600,000 loan under mortgage notes payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of June 30, 2002, to purchase 14 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2002.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 2002 and for the year ended December 31, 2001, include the historical operating results of the Properties described in (ii) above, as well as eleven properties purchased by the Company prior to June 30, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or
(ii) the end of the pro forma period presented (the "Pro Forma Period").

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

                                                                                    Pro Forma
                         ASSETS                             Historical             Adjustments                  Pro Forma
                                                          --------------          --------------              -------------

Land, buildings and equipment on operating leases, net      $145,722,178             $15,000,000    (b)        $161,601,178
                                                                                         879,000    (b)

Net investment in direct financing leases (c)                         --             127,850,000    (b)         136,364,810
                                                                                       8,514,810    (b)

Cash and cash equivalents                                     69,268,957              72,142,192    (a)           7,390,329
                                                                                      (9,017,774 )  (a)
                                                                                    (122,250,000 )  (b)
                                                                                      (2,493,470 )  (b)
                                                                                        (259,576 )  (b)
Restricted cash                                                  330,089                      --                    330,089
Receivables                                                      514,165                      --                    514,165
Investment in real estate partnership                            300,000                      --                    300,000
Loan costs, net                                                  576,607                 259,576    (b)             836,183
Accrued rental income                                            451,790                      --                    451,790
Other assets                                                   4,204,900               3,246,399    (a)             550,959
                                                                                       2,493,470    (b)
                                                                                      (9,393,810 )  (b)
                                                          --------------          --------------              -------------
                                                            $221,368,686             $86,970,817               $308,339,503
                                                          ==============          ==============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                     $  198,522                 $    --                 $  198,522
    Due to related parties                                     1,360,818                      --                  1,360,818
    Mortgages payable                                         36,417,422              20,600,000    (b)          57,017,422
    Security deposits                                          3,204,875                      --                  3,204,875
    Rent paid in advance                                          54,539                      --                     54,539
                                                          --------------          --------------              -------------
          Total liabilities                                   41,236,176              20,600,000                 61,836,176
                                                          --------------          --------------              -------------

Minority Interest                                              8,598,410                      --                  8,598,410
                                                          --------------          --------------              -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                      --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       19,828,933 and outstanding 19,820,921 shares;
       issued 27,043,152 and outstanding
       27,035,140 shares, as adjusted                            198,209                  72,142    (a)             270,351
    Capital in excess of par value                           173,891,489              72,070,050    (a)         240,190,164
                                                                                      (5,771,375 )  (a)
    Accumulated distributions in excess of net earnings       (2,555,598 )                    --                 (2,555,598 )
                                                          --------------          --------------              -------------
          Total stockholders' equity                         171,534,100              66,370,817                237,904,917
                                                          --------------          --------------              -------------
                                                            $221,368,686             $86,970,817               $308,339,503
                                                          ==============          ==============              =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       --------------         --------------            -------------

Revenues:
    Rental income from operating leases                 $ 4,377,797               $4,193,874     (1)     $ 8,571,671
    Earned income from direct financing leases (2)               --                9,702,781     (1)       9,702,781
    FF&E reserve income                                      33,738                  136,580     (3)         170,318
    Interest and other income                               561,895                 (560,932   ) (4)             963
                                                        ------------          ---------------           -------------
                                                          4,973,430               13,472,303              18,445,733
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                372,160                1,182,557     (5)       1,554,717
    General operating and administrative                    549,458                       --                 549,458
    Asset management fees to related party                  207,975                  596,328     (6)         804,303
    Depreciation and amortization                         1,212,249                  849,299     (8)       2,061,548
                                                        ------------          ---------------           -------------
                                                          2,341,842                2,628,184               4,970,026
                                                        ------------          ---------------           -------------

Net earnings before share in loss of investment in real
    estate partnership and minority interest              2,631,588               10,844,119              13,475,707

Share in loss of investment in real estate partnership       (2,236  )                    --                  (2,236 )

Minority interest                                           (98,410  )              (281,852   ) (9)        (380,262 )
                                                        ------------          ---------------           -------------
Net earnings                                             $2,530,942             $ 10,562,267             $13,093,209
                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (10)                               $   0.20                                        $    0.51
                                                        ============                                    =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)           12,831,671                                       25,606,451
                                                        ============                                    =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------
Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 15,470,581     (1)    $ 17,195,599
    Earned income from direct financing leases (2)               --               19,040,639     (1)      19,040,639
    FF&E reserve income                                      39,199                  183,249     (3)         222,448
    Interest and other income                               135,402                 (134,844   ) (4)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               34,559,625              36,459,244
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056                3,750,584     (5)       3,855,640
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                1,515,386     (6)       1,608,605
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (7)              --
    Depreciation and amortization                           535,126                3,553,962     (8)       4,089,088
                                                        ------------          ---------------           -------------
                                                            983,654                8,964,947               9,948,601
                                                        ------------          ---------------           -------------

Net earnings before minority interest                       915,965               25,594,678              26,510,643

Minority interest                                                --                 (627,762   ) (9)        (627,762 )
                                                        ------------          ---------------           -------------

Net earnings                                              $ 915,965             $ 24,966,916            $ 25,882,881
                                                        ============          ===============           =============
Net earnings per share of common stock
    (basic and diluted) (10)                              $    0.38                                     $       1.01
                                                        ============                                    =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)            2,391,072                                       25,557,186
                                                        ============                                    =============





See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $72,142,192 from the sale of 7,214,219 shares during the period July 1, 2002 through September 3, 2002, and payments of $9,017,774 for related acquisition fees of $3,246,399 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $5,410,664 (7.5% of gross proceeds) and marketing support fees of $360,711 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $125,003,046 of cash and cash equivalents and the assumption of a $20,600,000 loan under mortgage notes payable to purchase 14 properties for $142,850,000, to pay $927,000 of acquisition fees on permanent financing (4.5% of permanent financing) and $1,566,470 in miscellaneous acquisition costs incurred in conjunction with the proposed purchase of the properties and to pay loan costs of $259,576. Also represents reclassification of $75,000 in miscellaneous acquisition costs and $804,000 in acquisition fees to land, buildings and equipment on operating leases and reclassification of $1,662,050 in miscellaneous acquisition costs and $6,852,760 in acquisition fees to net investment in direct financing leases.

                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Brighton Gardens in Brentwood, TN                           $ 6,349,794         $  422,896         $ 6,772,690
         Brighton Gardens in Atlanta, GA                               7,654,546            509,794           8,164,340
         Brighton Gardens in Charlotte, NC                             3,218,389            214,345           3,432,734
         Brighton Gardens in Chevy Chase, MD                          19,310,331          1,286,068          20,596,399
         Brighton Gardens in Middletown, NJ                           11,481,818            764,689          12,246,507
         Brighton Gardens in Mountainside, NJ                         12,438,636            828,413          13,267,049
         Brighton Gardens in Naples, FL                                8,002,479            532,965           8,535,444
         Brighton Gardens in Raleigh, NC                               9,655,165            643,034          10,298,199
         Brighton Gardens in Stamford, CT                             13,569,421            903,723          14,473,144
         Brighton Gardens in Venice, FL                                6,523,760            434,482           6,958,242
         Brighton Gardens in Winston-Salem, NC                         7,045,661            469,241           7,514,902
         Sunrise in Annapolis, MD                                     12,500,000            832,500          13,332,500
         Sunrise in Pikesville, MD                                    10,100,000            672,660          10,772,660
                                                                 ----------------    ---------------     ---------------
           Investment in direct financing leases (c)                 127,850,000          8,514,810         136,364,810
         Brooksby Village Continuing Care Retirement
              Community in Peabody, MA                                15,000,000            879,000          15,879,000
                                                                 ----------------    ---------------     ---------------

                                                                   $ 142,850,000         $9,393,810       $ 152,243,810
                                                                 ================    ===============     ===============

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land, buildings and equipment. The categorization of the lease has no effect on the rental payments due under the leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings:
-------------------------------------------------------

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired by the Company as of September 3, 2002 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 14 pending acquisitions as of September 3, 2002, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                     Date the
                                                                                     Property
                                                                                      Became
                                                                                  Operational as
                                                                                     a Rental
                                                                Date               Property for
                                                          Acquired/Probable          Pro Forma          Purchase
                                                           by the Company            Purposes             Price
                                                         --------------------     ----------------    --------------

         Acquired:
         Broadway Plaza in Arlington, TX                 November 9, 2001         January 1, 2001       $10,578,750
         Homewood Residence in Boca Raton, FL            November 9, 2001         January 1, 2001         9,672,000
         Holley Court Terrace in Oak Park, IL            February 11, 2002        January 1, 2001        18,469,275
         Homewood Residence in Coconut Creek, FL         February 11, 2002        January 1, 2001         9,687,563
         Heritage Club in Greenwood Village, CO          March 22, 2002           January 1, 2001        17,865,375
         Brighton Gardens in Camarillo, CA a             May 16, 2002             January 1, 2001        18,694,698
         Brighton Gardens in Towson, MD a                May 16, 2002             January 1, 2001        14,452,319
         MapleRidge in Clayton, OH a                     May 17, 2002             January 1, 2001         8,110,569
         MapleRidge in Dartmouth, MA a                   May 16, 2002             January 1, 2001         9,488,304
         MapleRidge in Elk Grove, CA a                   May 16, 2002             January 1, 2001         8,054,110
         Probable:
         Brighton Gardens in Brentwood, TN               September 3, 2002        January 1, 2001         6,349,794
         Brighton Gardens in Atlanta, GA                 September 3, 2002        January 1, 2001         7,654,546
         Brighton Gardens in Charlotte, NC               September 3, 2002        January 1, 2001         3,218,389
         Brighton Gardens in Chevy Chase, MD             September 3, 2002        January 1, 2001        19,310,331
         Brighton Gardens in Middletown, NJ              September 3, 2002        January 1, 2001        11,481,818
         Brighton Gardens in Mountainside, NJ            September 3, 2002        January 1, 2001        12,438,636
         Brighton Gardens in Naples, FL                  September 3, 2002        January 1, 2001         8,002,479
         Brighton Gardens in Raleigh, NC                 September 3, 2002        January 1, 2001         9,655,165
         Brighton Gardens in Stamford, CT                September 3, 2002        January 1, 2001        13,569,421
         Brighton Gardens in Venice, FL                  September 3, 2002        January 1, 2001         6,523,760
         Brighton Gardens in Winston-Salem, NC           September 3, 2002        January 1, 2001         7,045,661
         Sunrise in Annapolis, MD                        September 3, 2002        January 1, 2001        12,500,000
         Sunrise in Pikesville, MD                       September 3, 2002        January 1, 2001        10,100,000
         Brooksby Village Continuing Care Retirement
           Community in Peabody, MA                      September 3, 2002        January 1, 2001        15,000,000

         a The properties in Camarillo, California, Towson, Maryland, Clayton, Ohio, Dartmouth, Massachusetts, and Elk Grove, California (the "Marriott Portfolio Properties") are owned through a consolidated joint venture (the "Joint Venture") in which the Company owns a 76.75 percent interest. See Note (9).

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

         The adjustments to rental income from operating leases for the six months ended June 30, 2002 and the year ended December 31, 2001, include $2,216,648 and $5,911,061, respectively, relating to Marriott Portfolio Properties. If the operating cash flows of the Marriott
         Portfolio Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustments to rental income from operating leases for the six months ended June 30, 2002 and the year ended December 31, 2001, include assumed funding amounts under the guarantee of $1,381,000 and $3,179,000, respectively, based on the actual historical operating cash flows of the Marriott Portfolio Properties during the pro forma periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)      See Note (c) under "Pro Forma Consolidated Balance Sheet" above.

(3) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the six months ended June 30, 2002 and the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                     Pro Forma
                                                                                    Adjustment              Pro Forma
                                                                                    for the Six            Adjustment
                                                                                   Months Ended        for the Year Ended
                                   Mortgage                                          June 30,           December 31, 2001
                                     Loan                Interest Rate                 2002
                                 -------------     --------------------------    ------------------    --------------------
         Holley Court              $12,974,397     Floating   at  350  basis       $   89,626              $ 932,266
         Terrace in Oak                            points  over  the  30-day
         Park, IL, maturing                        LIBOR,   with   a   LIBOR
         October 2003                              floor   of    3.50.    If
                                                   30-day LIBOR falls below
                                                   2.60, interest rate will be
                                                   30-day LIBOR plus 440 basis
                                                   points. During the Pro Forma
                                                   Period, the interest rate
                                                   varied from 6.14% to 8.00%.

         Marriott Portfolio       $23,520,000      Floating at 186 basis           $  388,337              $1,407,432
         Properties                                points over the rate of
         maturing May 2006                         commercial paper graded
                                                   A1 by Standard & Poors or F1
                                                   by Fitch IBCA. During the Pro
                                                   Forma Period, the interest
                                                   rate varied from 3.69% to
                                                   7.44%.

         Sunrise in               $20,600,000                7.83%                 $  704,594              $1,410,886
         Annapolis and
         Pikesville, MD,
         maturing December
         2008
                                                                                 ------------------    --------------------
                                                                                   $1,182,557              $3,750,584
                                                                                 ==================    ====================

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $26,600 and $63,509 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(7) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

(8) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $2,733,933 and $7,300,512 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $51,259 and $125,236 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                  Land            Building            FF&E
                                                              -------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                       $ 1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                    1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                    2,144,134         16,781,725            447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073            559,197
         Heritage Club in Greenwood Village, CO                  1,812,916         16,073,282            942,063
         Brighton Gardens in Camarillo, CA                       2,491,600         16,887,847            542,589
         Brighton Gardens in Towson, MD                            989,915         14,375,847            355,731
         MapleRidge in Clayton, OH                                 813,775          7,656,922            209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929            205,663
         MapleRidge in Elk Grove, CA                               812,937          7,583,195            218,022
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                           15,879,000                 --                 --


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(9) Represents adjustment to minority interest for the Joint Venture, a consolidated subsidiary in which the Company owns a 76.75% interest, for the Pro Forma Period.

                                                                     For the Six Months           For the Year
                                                                           Ended                     Ended
                                                                       June 30, 2002           December 31, 2001
                                                                    ---------------------     ---------------------
                 Revenues:
                     Rental income from operating leases                      $ 2,216,648               $ 5,911,061
                     FF&E reserve income                                          136,580                   183,249

                 Expenses:
                     Interest                                                    (388,337 )              (1,407,431 )
                     Asset management fees to related parties                    (112,823 )                (270,774 )
                     Depreciation and amortization                               (639,806 )              (1,716,056 )
                                                                    ---------------------     ---------------------

                 Pro Forma Net Earnings of the Joint Venture                    1,212,262                 2,700,049
                 Minority Interest Ownership Percentage                             23.25 %                   23.25 %
                                                                    ---------------------     ---------------------

                 Minority Interest                                             $  281,852                $  627,762
                                                                    =====================     =====================

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period July 1, 2002 through September 3, 2002, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the six months ended June 30, 2002 and the year ended December 31, 2001.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                June 30,                December 31,
                                                                                  2002                      2001
                                                                            -----------------          ----------------
                                ASSETS

Land, buildings and equipment on operating leases, less accumulated
   depreciation of $1,992,989 and $827,127, respectively                        $ 145,722,178             $  35,232,568
Cash and cash equivalents                                                          69,268,957                26,721,107
Restricted cash                                                                       330,089                    35,109
Receivables                                                                           514,165                   180,163
Investment in real estate partnership                                                 300,000                        --
Loan costs, less accumulated amortization of $65,367 and
   $18,981, respectively                                                              576,607                    36,936
Accrued rental income                                                                 451,790                    97,793
Other assets                                                                        4,204,900                 2,143,213
                                                                           ------------------        ------------------

                                                                                $ 221,368,686             $  64,446,889
                                                                           ==================        ==================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                           $  36,417,422                  $     --
    Due to related parties                                                          1,360,818                 1,772,807
    Accounts payable and accrued expenses                                             198,522                   294,839
    Security deposits                                                               3,204,875                 1,363,986
    Rents paid in advance                                                              54,539                   105,215
                                                                           ------------------        ------------------
          Total liabilities                                                        41,236,176                 3,536,847
                                                                           ------------------        ------------------

Minority interest                                                                   8,598,410                       --
                                                                           ------------------        ------------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                          --                       --
   Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                                        --                       --
   Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 19,828,933 and
       7,141,131 shares, respectively, outstanding 19,820,921
       and 7,134,400 shares, respectively                                             198,209                    71,344
    Capital in excess of par value                                                173,891,489                61,786,149
    Accumulated distributions in excess of net earnings                            (2,555,598)                 (947,451)
                                                                           ------------------        ------------------
          Total stockholders' equity                                              171,534,100                60,910,042
                                                                           ------------------        ------------------

                                                                                $ 221,368,686             $  64,446,889
                                                                           ==================        ==================



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                                      Quarter                       Six Months
                                                                   Ended June 30,                 Ended June 30,
                                                              2002             2001             2002            2001
                                                          --------------    ------------    -------------    ------------

Revenues:
    Rental income from operating leases                       $ 2,976,424       $ 344,940      $ 4,377,797       $ 689,880
    FF&E reserve income                                            24,403           9,668           33,738          17,526
    Interest and other income                                     304,842           1,728          561,895           5,292
                                                           --------------   -------------    -------------   -------------
                                                                3,305,669         356,336        4,973,430         712,698
                                                           --------------   -------------    -------------   -------------

Expenses:
    Interest                                                      263,468          37,055          372,160         103,793
    General operating and administrative                          302,619         119,885          549,458         209,881
    Asset management fees to related party                        142,747          20,774          207,975          41,547
    Reimbursement of operating expenses
       from related party                                             --         (145,015)              --        (145,015)
    Depreciation and amortization                                 793,851         111,692        1,212,249         223,199
                                                           --------------   -------------    -------------   -------------
                                                                1,502,685         144,391        2,341,842         433,405
                                                           --------------   -------------    -------------   -------------

Earnings Before Share in Loss of
     Investment in Real Estate Partnership
       and Minority Interest                                    1,802,984         211,945        2,631,588         279,293

Share in Loss of Investment in Real Estate
     Partnership                                                   (2,236)             --           (2,236)            --

Minority interest                                                 (98,410)             --          (98,410)            --
                                                           --------------   -------------    -------------   -------------

Net Earnings                                                  $ 1,702,338       $ 211,945      $ 2,530,942     $ 279,293
                                                           ==============   =============    =============   =============

Net Earnings Per Share of Common Stock
    (Basic and Diluted)                                       $      0.11       $    0.15      $      0.20     $    0.20
                                                           ==============   =============    =============   =============

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and
   Diluted)                                                    15,945,853       1,443,030       12,831,671       1,363,640
                                                           ==============   =============    =============   =============



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
         Six Months Ended June 30, 2002 and Year Ended December 31, 2001


                                            Common stock                                    Accumulated
                                    ------------------------------      Capital in         distributions
                                      Number              Par            excess of         in excess of
                                     of shares           value           par value         net earnings             Total
                                    -------------     ------------    ----------------    ----------------     ---------------


Balance at December 31, 2000           1,185,840        $ 11,858         $ 9,547,784          $  (356,094)        $ 9,203,548

Subscriptions received for common
  stock through public offering and
  distribution reinvestment plan       5,951,975          59,520          59,460,231                   --          59,519,751

Retirement of common stock                (3,415)            (34)            (31,386)                  --             (31,420)

Stock issuance costs                         --               --          (7,190,480)                  --          (7,190,480)

Net earnings                                 --               --                  --              915,965             915,965

Distributions declared and paid
  ($0.6996 per share)                        --               --                  --           (1,507,322)         (1,507,322)
                                    ------------    ------------     ---------------    -----------------    ----------------

Balance at December 31, 2001           7,134,400          71,344          61,786,149             (947,451)         60,910,042

Subscriptions received for common
  stock through public offering and
  distribution reinvestment plan      12,687,802         126,878         126,751,140                   --         126,878,018

Retirement of common stock               (1,281 )            (13)            (11,774)                  --             (11,787)

Stock issuance costs                         --               --         (14,634,026)                  --         (14,634,026)

Net earnings                                 --               --                 --             2,530,942           2,530,942

Distributions declared and paid
  ($0.3498 per share)                        --               --                 --            (4,139,089)         (4,139,089)
                                    ------------    ------------     ---------------    -----------------    ----------------

Balance at June 30, 2002              19,820,921       $198,209         $173,891,489         $ (2,555,598)       $171,534,100
                                    ============    ============     ===============    =================    ================




     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                       Six Months Ended
                                                                                           June 30,
                                                                                  2002                  2001
                                                                           ------------------   -------------------
Increases (Decreases) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                                   $   4,896,311           $   385,659
                                                                          -------------------   -------------------
     Net Cash Used in Investing Activities:
          Additions to land, buildings and equipment on
               operating leases                                                   (92,398,063)               (3,887)
          Investment in real estate partnership                                      (302,236)                   --
          Payment of acquisition costs                                             (8,272,827)             (168,774)
          Increase in restricted cash                                                 (294,980)              (14,168)
                                                                          -------------------   -------------------
                 Net cash used in investing activities                           (101,268,106)             (186,829)
                                                                          -------------------   -------------------

    Net Cash Provided by (Used in) Financing Activities:
       Repayment of borrowings on line of credit                                          --             (3,434,000)
       Proceeds from borrowings on mortgage loans                                 23,520,000                     --
       Principal payments on mortgage loans                                          (76,975 )                   --
       Payment of loan costs                                                        (586,057 )                   --
       Subscriptions received from stockholders                                   126,878,018             4,073,720
       Distributions to stockholders                                               (4,139,089)             (467,809)
       Retirement of common stock                                                     (26,507)               (5,226)
       Payment of stock issuance costs                                            (15,149,745)             (409,742)
       Contributions by minority interest                                           8,500,000                    --
                                                                          -------------------   -------------------
            Net cash provided by (used in) financing
               activities                                                         138,919,645              (243,057)
                                                                          -------------------   -------------------

Net Increase (Decrease) in Cash and Cash Equivalents                               42,547,850               (44,227)

Cash and Cash Equivalents at Beginning of Period                                   26,721,107               177,884
                                                                          -------------------   -------------------

Cash and Cash Equivalents at End of Period                                      $  69,268,957           $   133,657
                                                                          ===================   ===================

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

         Mortgage assumed on property purchase                                  $  12,974,397           $        --
                                                                          ===================   ===================




     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


1.       Organization and Nature of Business:
         -----------------------------------

         CNL Retirement Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997 to invest in real estate properties (the "Property or Properties") related to health care and seniors' housing facilities ("Retirement Facilities") located across the United States. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc. and its subsidiaries.

         The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators of Retirement Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Retirement Facilities. Any Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of the Company's total assets.

2.       Summary of Significant Accounting Policies:
         ------------------------------------------

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 2002, may not be indicative of the results that may be expected for the year ending December 31, 2002. Amounts included in the financial statements as of December 31, 2001, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2001.

         Principles of Consolidation - The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

         Recent Accounting Pronouncements - In April 2002, the FASB issued FAS Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of Statement 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


2.       Summary of Significant Accounting Policies - Continued:
         ------------------------------------------------------

         In July 2002, the FASB issued FAS Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

3.       Public Offerings:
         ----------------

         On May 24, 2002, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"), which included up to 500,000 shares ($5,000,000) available to stockholders who elected to participate in the Company's distribution reinvestment plan. In connection with the 2000 Offering, the Company received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the distribution reinvestment plan.

         Immediately following the completion of the 2000 Offering, the Company commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the Company's distribution reinvestment plan. The price per share and other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Retirement Corp. (the "Advisor") for acquisition fees, are substantially the same as for the Company's 2000 Offering. As of June 30, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $198,089,362 (19,808,933 shares), including $595,911 (59,591 shares)
         through the distribution reinvestment plan.

4.       Land, Buildings and Equipment on Operating Leases:
         -------------------------------------------------

         During the six months ended June 30, 2002, the Company acquired eight Properties throughout the United States resulting in the Company owning a total of eleven Properties (six directly and five through a joint venture). Land, buildings and equipment on operating leases consisted of the following at:

                                                               June 30,                 December 31,
                                                                 2002                       2001
                                                          ------------------         -----------------

          Land                                                 $  16,317,346             $   4,649,497
          Buildings                                              125,715,236                29,209,418
          Equipment                                                5,682,585                 2,200,780
                                                          ------------------         -----------------
                                                                 147,715,167                36,059,695
          Less accumulated depreciation                           (1,992,989)                 (827,127)
                                                          ------------------         -----------------

                                                              $  145,722,178             $  35,232,568
                                                          ==================         =================


         The Properties are leased on a long-term, triple-net basis to third party lessees. The leases are for 15 years, provide for minimum and contingent rent and require the tenants to pay executory costs. In addition, the tenants pay all property taxes and assessments and carry insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew the leases from ten to 20 successive years subject to the same terms and conditions of the initial leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


4.       Land, Buildings and Equipment on Operating Leases - Continued:
         -------------------------------------------------------------

         The leases provide for increases in the minimum annual rents commencing at predetermined intervals during the leases. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Properties were placed in service. For the quarter and six months ended June 30, 2002, the Company recognized $223,845 and $353,997, respectively, of such rental income. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at June 30, 2002:

                 2002                                $  6,750,695
                 2003                                  13,575,075
                 2004                                  13,692,078
                 2005                                  13,811,235
                 2006                                  13,932,586
                 Thereafter                           154,876,921
                                                 ----------------

                                                    $ 216,638,590
                                                 ================

         Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales.

5.       Investment in Real Estate Partnership:
         -------------------------------------

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The following presents unaudited condensed financial information for CNL Plaza, Ltd. as of June 30, 2002 and for the period May 30, 2002 through June 30, 2002:

         Balance Sheet:
              Land, buildings and equipment, net       $ 54,899,322
              Other assets                               10,977,994
              Notes and mortgages payable                63,925,586
              Other liabilities                             823,858
              Partners' capital                           1,127,872

         Income Statement:
             Revenues                                       897,255
             Expenses                                       919,615
             Net income                                     (22,360)

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


6.      Indebtedness:
        ------------

         In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in conjunction with the purchase of a Property located in Oak Park, Illinois. The mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6 percent not to exceed 8 percent. In accordance with the provisions of the mortgage, the Company has placed $277,821 in an escrow reserve account that represents three months of debt service related to the mortgage. This escrow reserve is included in restricted cash at June 30, 2002.

         On June 7, 2002, a joint venture in which the Company owns a 76.75 percent interest borrowed $23,520,000 in the form of a commercial paper backed loan secured by certain Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed to investors every 30 days upon maturity. The joint venture has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In the event the liquidity provider defaults, a participating liquidity agent will provide up to $20,000,000 and the Company has agreed to provide liquidity for any amount in excess of $20,000,000 not to exceed $3,520,000. Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.95 percent as of June 30, 2002) plus a margin of 1.86 percent, which is inclusive of liquidity fees and administrative costs. As of June 30, 2002, the commercial paper loan interest rate was 3.81 percent. The weighted average interest rate for the period June 7, 2002 through June 30, 2002 was 3.79 percent.

7.       Redemption of Shares:
         --------------------

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the six months ended June 30, 2002, 1,281 shares of common stock were redeemed for $11,787 ($9.20 per share) and retired from shares outstanding of common stock.

8.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. During the six months ended June 30, 2002, the Company incurred $14,634,026 in stock issuance costs, including $10,191,304 in commissions, marketing support fees and due diligence expense reimbursements (see Note 10). These amounts have been charged to stockholders' equity. In connection with each of the 2000 Offering and the 2002 Offering, offering expenses paid by the Company together with selling commissions, marketing support fees, due diligence expense reimbursements and the soliciting dealer servicing fee incurred by the Company will not exceed 13 percent of the proceeds raised in each such offering.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


9.      Distributions:
        -------------

         For the six months ended June 30, 2002, approximately 53 percent of the distributions paid to stockholders were considered ordinary income and approximately 47 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2002, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2002.

10.      Related Party Arrangements:
         --------------------------

         Certain directors and officers of the Company hold similar positions with CNL Retirement Corp. (the "Advisor") and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp. is entitled to receive  commissions  amounting to
         7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the six months ended June 30, 2002, the Company incurred $9,515,851 of such fees, of which $8,885,503 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares in the 2000 Offering, all or a portion of which may be reallowed to other broker-dealers. Commencing with the 2002 Offering, CNL Securities Corp. is entitled to receive marketing support fees of 0.5 percent, and due diligence expense reimbursements of up to 0.125 percent, of the total amount raised from the sale of shares in the 2002 Offering, a portion of which may be reallowed to other broker-dealers. During the six months ended June 30, 2002, the Company incurred $675,452 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses have been or will be paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable by the Company beginning on December 31, 2003 and every December 31 thereafter until the Company's shares are listed on a national securities exchange or over-the-counter market ("Listing"). The soliciting dealer servicing fee will be equal to 0.20 percent of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may pay all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of June 30, 2002, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of the leases of the Properties and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. The Advisor is also entitled to receive acquisition fees equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time Listing occurs. During the six months ended June 30, 2002, the Company incurred $7,350,565 of such fees, including
         $1,642,248 of acquisition fees on permanent debt. Such fees are included in other assets prior to being allocated to individual Properties. In addition to acquisition fees, the Advisor may pay miscellaneous acquisition costs on behalf of the Company. Such costs are reimbursed to the Advisor on a monthly basis.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


10.      Related Party Arrangements - Continued:
         --------------------------------------

         The Company incurs operating expenses which, in general, are expenses relating to administration of the Company on an ongoing basis. Pursuant to an advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Year ended June 30, 2001 exceeded the Expense Cap by $145,015; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. Operating expenses for the Expense Year ended June 30, 2002 did not exceed the Expense Cap.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the six months ended June 30, 2002, the Company incurred $207,975 of such fees.

         An affiliate of the Advisor made the arrangements for the $23,520,000 commercial paper loan described in Note 6. The affiliate was paid a 2 percent structuring fee ($470,400), which is included in the Company's deferred loan costs as of June 30, 2002, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to the affiliate for the monthly services provided by the affiliate related to the administration of the commercial paper loan.

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and an executive officer of the Company are stockholders. The amount deposited with this affiliate was $3,316,928 and $3,000,000 at June 30, 2002 and December 31, 2001, respectively.

         On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings) on a day-to-day basis.

         The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                                             2002                     2001
                                                                      -----------------        ----------------

      Stock issuance costs                                                 $  1,868,217             $    91,196
      Land, buildings and equipment on operating leases
        and other assets                                                         10,755                  11,208
      General operating and administrative expenses                             213,745                 104,146
                                                                      -----------------        ----------------

                                                                           $  2,092,717             $   206,550
                                                                      =================        ================


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


10.      Related Party Arrangements - Continued:
         --------------------------------------

       Amounts due to related parties consisted of the following at:

                                                                          June 30,              December 31,
                                                                            2002                    2001
                                                                      -----------------        ----------------

      Due to the Advisor and its affiliates:
        Expenditures incurred for offering expenses on behalf
           of the Company                                                   $   355,970            $  1,328,123
        Accounting and administrative services                                   47,507                  62,313
        Acquisition fees and miscellaneous acquisition
           expenses                                                             345,523                 226,986
                                                                      -----------------        ----------------
                                                                                749,000               1,617,422
                                                                      -----------------        ----------------

      Due to CNL Securities Corp.:
        Commissions                                                             534,622                 145,670
        Marketing support fees and due diligence expense
           reimbursements                                                        77,196                   9,715
                                                                      -----------------        ----------------
                                                                                611,818                 155,385
                                                                      -----------------        ----------------

                                                                           $  1,360,818            $  1,772,807
                                                                      =================        ================

11.      Commitments and Contingencies:
         -----------------------------

         In connection with the acquisition of four of its Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date (the "Earnout Date") for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount.

         The Earnout Dates for each Property are as follows:

                       Property                                       Earnout Dates
         -----------------------------------------          ----------------------------------
         Broadway Plaza, Arlington, Texas                           October 31, 2004
         Homewood Residence, Boca Raton, Florida                     August 31, 2004
         Homewood Residence, Coconut Creek, Florida                  March 31, 2005
         Heritage Club, Greenwood Village, Colorado         August 1, 2002 and April 15, 2005

         In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd. (see Note 5), the Company has severally guaranteed 16.67 percent or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (UNAUDITED)
              Quarters and Six Months Ended June 30, 2002 and 2001


12.      Concentration of Credit Risk:
         ----------------------------

         As of June 30, 2002, the Company owned eleven Properties. The lessees of five of these Properties are wholly owned subsidiaries of American Retirement Corporation ("ARC"). In addition, the five Properties are operated under the ARC brand chains. These five Properties are located in various states and the leases contain cross-default terms, meaning that if any tenant of any of the Properties leased to ARC defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the lease with respect to any of the Properties leased to ARC regardless of whether the tenant of any such Property is in default under its lease. The ARC leases contributed 67 percent of the Company's total rental income during the six months ended June 30, 2002.

         In May 2002, five Properties were acquired by a joint venture in which the Company owns a 76.75 percent interest and Marriott Senior Living Services, Inc. owns a 23.25 percent interest. The Company is accounting for its interest in the joint venture using the consolidation method. The five Properties, purchased for an aggregate price of $58,800,000, are leased to HRA Management Corporation and are operated by Marriott Senior Living Services, Inc., a Marriott International, Inc. brand chain. These five Properties are located in various states and the leases contain cross-default terms. In addition, Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $6.5 million. The guarantee terminates upon the earlier of
         (i) the five Retirement Facilities achieving certain pooled minimum net operating income performance thresholds or (ii) the end of the fifth lease year. A former director and a former officer of the Company are the principal shareholders of the tenant, HRA Management Corporation.

         The remaining property is leased to a wholly owned subsidiary of Marriott International, Inc. and is also operated by Marriott Senior Living Services, Inc.

         Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these lessees, the American Retirement Corporation brand chains or the Marriott International, Inc. brand chains would significantly impact the results of operations of the Company. Management believes that the risk of such a default is reduced due to the Company requiring security deposits on certain Properties, obtaining a guaranty from the tenant's or operator's parent company and, in some cases, requiring an additional cash reserve account to be held at the tenant level. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

13.      Subsequent Events:
         -----------------

         During the period July 1, 2002 through August 7, 2002, the Company received subscription proceeds for an additional 4,323,650 shares ($43,236,496 ) of common stock. As of August 7, 2002, the Company had received total subscription proceeds of $241,452,144.

         On July 1, 2002 and August 1, 2002, the Company declared distributions totaling $1,161,671 and $1,367,286, respectively, or $0.0583 per share of common stock, payable in September 2002, to stockholders of record on July 1, 2002 and August 1, 2002, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to six of the Properties owned, directly or indirectly, by the Company as of September 3, 2002. The summarized financial information presented for Marriott as of December 28, 2001 and December 29, 2000, and for each of the years ended December 28, 2001, December 29, 2000 and December 31, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 28, 2001. The summarized financial information presented for Marriott as of June 14, 2002, was obtained from the Form 10-Q filed by Marriott for the twenty-four week period ended June 14, 2002.

                                                                           Page
                                                                           ----
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the twenty-four week
      period ended June 14, 2002 and the years ended
      December 28, 2001, December 29, 2000 and December 31, 1999           B-25



                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company entering into initial commitments to acquire 13 related Properties from Prime Care One, LLC, Prime Care Two, LLC and Prime Care Eight, LLC ("Prime Care"). The Company will not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's anticipated purchase of the 13 properties, a condition of the sale is that the sales proceeds will be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company expects to enter into, see "Business -- Pending Investments."

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship
      Heights and Charlotte Properties)                                    B-26

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown,
      Buckhead, Naples and Winston-Salem Properties)                       B-44

Prime Care Eight, LLC
     (Includes the Annapolis and Pikesville Properties)                    B-63

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)


Condensed Consolidated Balance Sheet Data:

                                                                June 14,             December 28,            December 29,
                                                                  2002                  2001                    2000
                                                                ----------            ----------              ----------

Current assets                                                   $1,585                $2,130                  $1,645
Noncurrent assets                                                 6,947                 6,977                   6,592
Current liabilities                                               1,861                 1,802                   1,917
Noncurrent liabilities                                            2,901                 3,827                   3,053
Stockholders' equity                                              3,770                 3,478                   3,267


Consolidated Statements of Income Data:

                                                    Twenty-four           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                      June 14,            December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Gross revenues                                          $2,614                 $10,198              $10,135               $8,771
Costs and expenses (including
   income tax expense)                                   2,485                   9,962                9,656                8,371
                                                     ----------            ------------          -----------            ---------

Net income                                               $ 129                   $ 236                $ 479                $ 400
                                                     ==========            ============          ===========            =========

Basic earnings per share                                 $0.53                   $0.97               $ 1.99                $1.62
                                                     ==========            ============          ===========            =========

Diluted earnings per share                               $0.50                   $0.92               $ 1.89                $1.51
                                                     ==========            ============          ===========            =========


Consolidated Statements of Cash Flows Data:

                                                    Twenty-four           Fiscal Year           Fiscal Year           Fiscal Year
                                                    Weeks Ended              Ended                 Ended            Ended December
                                                      June 14,            December 28,         December 29,               31,
                                                        2002                  2001                 2000                  1999
                                                  -----------------    -------------------    ----------------      ----------------

Cash provided by (used in)
    operating activities                                $  290                $  400               $  850               $  711

Cash provided by (used in)
    investing activities                                    22                 9,962                9,656                8,371
                                                     ----------            ------------          -----------          ---------

Cash provided by (used in)
    financing activities                                $ (929)               $  236               $  479               $  400
                                                     ==========            ============          ===========          =========


                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements




                                    Contents

Unaudited Combined Balance Sheet as of June 30, 2002.....................................................B-27

Unaudited Combined Statements of Operations and Deficit for the Six Months
     Ended June 30, 2002 and 2001........................................................................B-28

Unaudited Combined Statements of Cash Flows for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-29

Note to Unaudited Combined Financial Statements..........................................................B-30


                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet


                                                                                             Unaudited
                                                                                              June 30,
                                                                                                2002
                                                                                         -----------------

       Assets
       Current assets:
          Cash and cash equivalents                                                             $   734,468
          Accounts receivable, less allowance for doubtful accounts
            of $58,525 as of June 30, 2002                                                          102,649
          Current portion of assets limited as to use                                             1,086,749
          Prepaid expenses and other assets                                                         153,568
                                                                                          -----------------
       Total current assets                                                                       2,077,434

       Assets limited as to use, net of current portion                                             254,162
       Property and equipment, net                                                               47,307,896
                                                                                          -----------------
       Total assets                                                                            $ 49,639,492
                                                                                          =================

       Liabilities and Deficit
       Current liabilities:
          Accounts payable and accrued expenses                                                $  5,135,726
          Accrued interest                                                                        1,376,051
          Note payable                                                                           69,800,000
                                                                                          -----------------
       Total current liabilities                                                                 76,311,777

       Advances from PC1, LLC                                                                     5,900,000
                                                                                          -----------------
       Total liabilities                                                                         82,211,777

       Deficit                                                                                  (32,572,285)
                                                                                          -----------------
       Total liabilities and deficit                                                           $ 49,639,492
                                                                                          =================


See accompanying note

                            Prime Care One Portfolio

             Unaudited Combined Statements of Operations and Deficit

                                                                                    Unaudited
                                                                        For the Six Months Ended June 30,
                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating Revenue:
   Net resident service revenue                                           $ 10,264,949             $ 9,940,677
   Other operating revenue                                                      53,784                  12,620
                                                                     -----------------      ------------------
Total operating revenue                                                     10,318,733               9,953,297

Operating Expenses:
   Health care and resident services                                         2,555,446               2,315,945
   Activities                                                                  159,987                 140,527
   Food service                                                              1,218,709               1,266,601
   Housekeeping and laundry                                                    322,584                 334,853
   Plant operations and maintenance                                            743,898                 726,582
   General and administrative                                                2,901,687               2,496,639
   Depreciation                                                              1,107,152               1,291,527
   Amortization of loan closing and
      deferred financing costs                                                 156,337                 301,671
   Interest                                                                  1,622,003               2,994,487
                                                                     -----------------      ------------------
Total operating expenses                                                    10,787,803              11,868,832
                                                                     -----------------      ------------------
Loss from operations                                                          (469,070 )            (1,915,535 )
Nonoperating income - investment income                                             --                  10,495
                                                                     -----------------      ------------------
Net loss                                                                      (469,070 )            (1,905,040 )

Deficit at beginning of period                                             (32,103,215 )           (29,643,476 )
                                                                     -----------------      ------------------
Deficit at end of period                                                 $ (32,572,285 )          $(31,548,516 )
                                                                     =================      ==================



See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows

                                                                                    Unaudited
                                                                        For the Six Months Ended June 30,
                                                                           2002                    2001
                                                                     -----------------      ------------------

Operating Activities
Net loss                                                                  $   (469,070 )         $  (1,905,040 )
Adjustments to reconcile net loss to net cash provided
   by operating activities:
   Depreciation                                                              1,107,152               1,291,527
   Amortization                                                                156,337                 301,671
   Changes in operating assets and liabilities:
     Accounts receivable                                                       313,869                 141,460
     Prepaid expenses and other assets                                         102,566                (159,003 )
     Accounts payable and accrued expenses                                    (258,089 )              (283,709 )
     Accrued interest                                                         (751,008 )             1,161,563
                                                                     -----------------      ------------------
Net cash provided by operating activities                                      201,757                 548,469

Investing Activities
Purchase of property and equipment, net                                        (26,482 )               (57,862 )
Change in assets limited as to use                                              90,889                (125,621 )
                                                                     -----------------      ------------------
Net cash provided by (used in) investing activities                             64,407                (183,483 )

Net increase in cash and cash equivalents                                      266,164                 364,986
Cash and cash equivalents beginning of period                                  468,304                 308,147
                                                                     -----------------      ------------------
Cash and cash equivalents end of period                                    $   734,468             $   673,133
                                                                     =================      ==================

Supplemental cash flows information
Interest paid                                                             $  2,373,011            $  1,832,924
                                                                     =================      ==================



See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care One Portfolio Combined Financial Statements and should be read in conjunction with the Notes to Combined Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements


                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors...........................................................................B-32

Combined Audited Financial Statements

Combined Balance Sheets..................................................................................B-33
Combined Statements of Operations and Deficit............................................................B-34
Combined Statements of Cash Flows........................................................................B-35
Notes to Combined Financial Statements...................................................................B-36

                         Report of Independent Auditors


To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                        /s/Ernst & Young LLP

                                                       Indianapolis, Indiana
                                                           February 22, 2002

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                             Combined Balance Sheets



                                                                                      December 31
                                                                                 2001                   2000
                                                                           ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $  468,304             $  308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                                        416,518                399,882
   Current portion of assets limited as to use                                    1,177,639                279,862
   Inventory                                                                        132,669                123,900
   Prepaid expenses and other assets                                                123,465                153,492
                                                                           ----------------      -----------------
Total current assets                                                              2,318,595              1,265,283

Assets limited as to use, net of current portion                                    254,161                266,050
Property and equipment, net                                                      48,388,566             50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                                   70,837                352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                                   85,500                407,250
                                                                           ----------------      -----------------
Total other assets                                                                  156,337                759,680
                                                                           ----------------      -----------------
Total assets                                                                   $ 51,117,659           $ 53,129,521
                                                                           ================      =================

Liabilities and Deficit
Current liabilities:
   Accounts payable and accrued expenses                                        $ 5,393,815            $ 5,195,670
   Accrued interest                                                               2,127,059              1,677,327
   Note payable                                                                  69,800,000             70,000,000
                                                                           ----------------      -----------------
Total current liabilities                                                        77,320,874             76,872,997

Advances from PC1, LLC                                                            5,900,000              5,900,000
                                                                           ----------------      -----------------
Total liabilities                                                                83,220,874             82,772,997
Deficit                                                                         (32,103,215)           (29,643,476)
                                                                           ----------------      -----------------
Total liabilities and deficit                                                  $ 51,117,659           $ 53,129,521
                                                                           ================      =================



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                  Combined Statements of Operations and Deficit

                                                                             Years ended December 31
                                                                 2001                    2000                  1999
                                                           -----------------       -----------------      ----------------

Operating revenue:
   Net resident service revenue                                $  20,333,426           $  18,255,477          $ 17,816,606
   Other operating revenue                                           107,231                 149,049                27,352
                                                           -----------------       -----------------      ----------------
Total operating revenue                                           20,440,657              18,404,526            17,843,958

Operating expenses:
   Health care and resident services                               4,902,799               4,513,387             4,081,692
   Activities                                                        312,627                 330,467               301,308
   Food service                                                    2,519,105               2,698,701             2,662,388
   Housekeeping and laundry                                          694,154                 670,373               609,521
   Plant operations and maintenance                                1,385,811               1,353,351             1,264,976
   General and administrative                                      4,933,764               4,989,775             4,760,776
   Depreciation                                                    2,590,224               2,557,531             2,505,380
   Amortization of loan closing and
     deferred financing costs                                        603,343                 603,343               603,342
   Interest                                                        4,979,558               6,453,928             5,639,835
                                                           -----------------       -----------------      ----------------
Total operating expenses                                          22,921,385              24,170,856            22,429,218
                                                           -----------------       -----------------      ----------------
Loss from operations                                              (2,480,728 )            (5,766,330 )          (4,585,260 )
Nonoperating income - investment income                               20,989                  99,080               100,536
                                                           -----------------       -----------------      ----------------
Net loss                                                          (2,459,739 )            (5,667,250 )          (4,484,724 )

Deficit at beginning of year                                     (29,643,476 )           (23,528,449 )         (17,746,922 )
Distributions                                                             --                (447,777 )          (1,296,803 )
                                                           -----------------       -----------------      ----------------
Deficit at end of year                                         $ (32,103,215 )         $ (29,643,476 )       $ (23,528,449 )
                                                           =================       =================      ================



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                        Combined Statements of Cash Flows


                                                                             Years ended December 31
                                                                 2001                   2000                  1999
                                                           -----------------      -----------------       --------------

Operating activities
Net loss                                                       $  (2,459,739 )        $  (5,667,250 )        $(4,484,724 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    2,590,224              2,557,531            2,505,380
   Amortization                                                      603,343                603,343              603,342
   Bad debt expense                                                   57,773                 53,596                5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                             (74,409 )               76,387              883,030
     Estimated third-party payor settlements                              --                 27,707               18,385
     Inventory                                                        (8,769 )                2,700               40,071
     Prepaid expenses and other assets                                30,027                (65,649 )             41,193
     Accounts payable and accrued expenses                           198,145             (6,164,557 )          1,766,928
     Accrued interest                                                449,732              1,084,934               92,088
     Deferred entrance fees                                               --                     --              (57,945 )
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) operating activities                1,386,327             (7,491,258 )          1,412,828

Investing activities
Purchase of property and equipment, net                             (140,282 )             (328,195 )           (206,301 )
Change in assets limited as to use                                  (885,888 )            2,381,635              280,338
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) investing activities               (1,026,170 )            2,053,440               74,037

Financing activities
Distributions to members                                                  --               (447,777 )         (1,296,803 )
Payments made on note payable                                       (200,000 )                   --                   --
Advances from PC1, LLC                                                    --              5,900,000                   --
                                                           -----------------      -----------------       --------------
Net cash provided by (used in) financing activities                 (200,000 )            5,452,223           (1,296,803 )
                                                           -----------------      -----------------       --------------
Net increase in cash and cash equivalents                            160,157                 14,405              190,062
Cash and cash equivalents beginning of year                          308,147                293,742              103,680
                                                           -----------------      -----------------       --------------
Cash and cash equivalents end of year                            $   468,304            $   308,147           $  293,742
                                                           =================      =================       ==============

Supplemental cash flows information
Interest paid                                                   $  4,409,129           $  5,368,994          $ 5,547,747
                                                           =================      =================       ==============



See accompanying notes

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001


1. Organization

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                               December 31
                                                          2001         2000
                                                      -------------------------

Collection account                                    $   1,177,639 $  279,862
Furniture, fixtures and equipment reserve account           254,161    266,050
                                                      -------------------------
                                                          1,431,800    545,912
Less current portion                                     (1,177,639   (279,862)
                                                      -------------------------
                                                      $     254,161 $  266,050
                                                      =========================

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. Property and Equipment

The Company's property and equipment are as follows:

                                                 December 31
                                          2001                  2000
                                 --------------------------------------------

Land                             $        6,903,000       $      6,903,000
Buildings                                48,356,475             48,356,475
Furnishings and equipment                 4,940,502              4,800,220
                                 --------------------------------------------
                                         60,199,977             60,059,695
Accumulated depreciation                (11,811,411)           ( 9,221,187)
                                 --------------------------------------------
                                 $       48,388,566        $    50,838,508
                                 ============================================

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


5. Note Payable

The note payable consists of the following:
                                                            December 31
                                                       2001           2000
                                                   ----------------------------

Note  payable -  Interest  is  payable   monthly
   based  upon  the 30 day  LIBOR  rate +  2.75%
   (4.89% at 12/31/01). Principal payments until
   maturity vary based upon the  Company's  cash
   flow with final  payment due July 1, 2000, by
   reason  of  acceleration  of the  note by the
   lender.   The  note  is   collateralized   by
   substantially  all of the  Company's  assets,
   including a first mortgage.
                                                    $ 69,800,000  $ 70,000,000
                                                   ============================

The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


6. Related Party Transactions (continued)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. Management Fees

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


7. Management Fees (continued)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
                (A Group of Related Properties to be Acquired by
                        CNL Retirement Properties, Inc.)

               Notes to Combined Financial Statements (continued)


9. Subsequent Event (Unaudited)

The owners of the Company have agreed to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) to refinance the four facilities in the Prime Care One Portfolio. CNL shall provide $25,000,000 to Prime Care One, LLC to pay off the existing debt of $69,800,000 on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt in that amount. The refinancing will take the form of a sale-leaseback with a lease term of 35 years. The current lender has approved a discounted payoff of the loans through a letter dated August 8, 2002 and has agreed to accept these amounts as payment in full on those debts, including any accrued interest to date, conditioned upon the transaction being completed by September 30, 2002. In addition, MSLS has agreed to reduce the original purchase price of the Prime Care One Portfolio by $5,900,000, which will result in a reduction of their Advances to PC1, LLC. The reduction will be applied by PC1, LLC to pay off the $5,900,000 that had been advanced to it by MSLS and MSLS will waive any claim for accrued subordinated management fees.

                               Prime Care Two, LLC

                         Unaudited Financial Statements



                                    Contents

Unaudited Balance Sheet as of June 30, 2002..............................................................B-45

Unaudited Statements of Operations for the Six Months Ended June 30, 2002
     and 2001............................................................................................B-46

Unaudited Statement of Members' Equity (Deficit).........................................................B-47

Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2002
     and 2001............................................................................................B-48

Note to Unaudited Financial Statements...................................................................B-49


                               Prime Care Two, LLC

                             Unaudited Balance Sheet

                                                                                           Unaudited
                                                                                            June 30
                                                                                              2002
                                                                                        -----------------

         Assets
         Current assets:
             Cash and cash equivalents                                                        $  526,730
             Accounts receivable, less allowance for doubtful accounts
                of $97,006 at June 30, 2002                                                      588,876
             Prepaid expenses and other assets                                                   249,192
                                                                                        -----------------
         Total current assets                                                                  1,364,798

         Assets limited as to use                                                                 31,024
         Property and equipment, net                                                          67,103,896
         Other assets:
             Loan closing costs, net of accumulated amortization of
                $1,188,532 at June 30, 2002                                                       47,484
             Deferred financing costs, net of accumulated amortization
                of $1,995,111 at June 30, 2002                                                    74,889
                                                                                        -----------------
         Total other assets                                                                      122,373
                                                                                        -----------------
         Total assets                                                                       $ 68,622,091
                                                                                        =================

         Liabilities and Members' Equity (Deficit)
         Current liabilities:
             Accounts payable and accrued expenses                                           $ 2,032,789
             Accrued interest                                                                  4,179,677
             Note payable                                                                     92,000,000
                                                                                        -----------------
         Total current liabilities                                                            98,212,466

         Advances from PC2, LLC                                                                4,000,000
                                                                                        -----------------
         Total liabilities                                                                   102,212,466

         Members' Equity (Deficit)
         Managing member                                                                             100
         Holding company                                                                      11,746,431
         Deficit                                                                             (45,336,906 )
                                                                                        -----------------
         Total members' equity (deficit)                                                     (33,590,375 )
                                                                                        -----------------
         Total liabilities and members' equity (deficit)                                    $ 68,622,091
                                                                                        =================



See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations

                                                                            Unaudited
                                                                    Six months ended June 30
                                                                 2002                      2001
                                                            ----------------         -----------------

Operating revenue:
    Net resident service revenue                                $14,750,426               $13,764,852
    Other operating revenue                                          64,204                    58,686
                                                            ----------------         -----------------
Total operating revenue                                          14,814,630                13,823,538


Operating expenses:
    Health care and resident services                             4,048,738                 3,508,649
    Activities                                                      249,546                   227,728
    Food service                                                  1,904,767                 1,978,739
    Housekeeping and laundry                                        471,805                   419,941
    Plant operations and maintenance                              1,107,293                 1,045,030
    General and administrative                                    4,366,894                 3,754,709
    Depreciation                                                  1,851,995                 1,831,002
    Amortization of loan closing and deferred
       financing costs                                              367,119                   330,602
    Interest                                                      2,016,130                 3,811,924
                                                            ----------------         -----------------
Total operating expenses                                         16,384,287                16,908,324
                                                            ----------------         -----------------
Loss from operations                                             (1,569,657 )              (3,084,786 )
Nonoperating income - investment income                                  --                     1,036
                                                            ----------------         -----------------
Net loss                                                       $ (1,569,657 )            $ (3,083,750 )
                                                            ================         =================


See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)

                                                    Managing                   Holding          Retained
                                        Number      Member's      Number      Company's         Earnings
                                       of Units      Equity      of Units       Equity         (Deficit)           Total
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, December 31, 2001                   1         $ 100          99     $11,746,431     $(43,767,249 )     $(32,020,718 )
Net loss (unaudited)                         --            --          --              --       (1,569,657 )       (1,569,657 )
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, June 30, 2002 (unaudited)           1         $ 100          99     $11,746,431     $(45,336,906 )     $(33,590,375 )
                                       =========   ===========   =========   =============    =============    ===============


See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows

                                                                                  Unaudited
                                                                          Six months ended June 30
                                                                         2002                  2001
                                                                    ----------------      ----------------

Operating activities
Net loss                                                                $(1,569,657 )         $(3,083,750 )
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                          1,851,995             1,831,002
    Amortization                                                            367,119               330,602
    Changes in operating assets and liabilities:
       Accounts receivable                                                 (162,836 )             424,622
       Estimated third-party payor settlements                                   --               (15,312 )
       Prepaid expenses and other assets                                     20,202              (188,808 )
       Accounts payable and accrued expenses                               (857,790 )            (827,808 )
       Accrued interest                                                     517,441             1,433,676
                                                                    ----------------      ----------------
Net cash provided by (used in) operating activities                         166,474               (95,776 )

Investing activities
Acquisition of property and equipment                                       (15,513 )             (94,195 )
Change in assets limited as to use                                               --                30,922
                                                                    ----------------      ----------------
Net cash used in investing activities                                       (15,513 )             (63,273 )

Net increase (decrease) in cash and cash equivalents                        150,961              (159,049 )
Cash and cash equivalents beginning of period                               375,769               783,406
                                                                    ----------------      ----------------
Cash and cash equivalents end of period                                  $  526,730            $  624,357
                                                                    ================      ================

Supplemental cash flows information
Interest paid                                                           $ 1,498,689           $ 2,378,248
                                                                    ================      ================


See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Two, LLC 2001 Financial Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999



                                    Contents

Report of Independent Auditors...........................................................................B-51

Audited Financial Statements

Balance Sheets...........................................................................................B-52
Statements of Operations.................................................................................B-53
Statements of Members' Equity (Deficit)..................................................................B-54
Statements of Cash Flows.................................................................................B-55
Notes to Financial Statements............................................................................B-56


                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


                                                        /s/ Ernst & Young LLP
                                                            February 22, 2002

                               Prime Care Two, LLC

                                 Balance Sheets

                                                                                   December 31
                                                                           2001                  2000
                                                                      ----------------      ----------------

Assets
Current assets:
    Cash and cash equivalents                                              $  375,769            $  783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                              426,040               578,223
    Inventory and other assets                                                269,394               304,160
                                                                      ----------------      ----------------
Total current assets                                                        1,071,203             1,665,789

Assets limited as to use                                                       31,024                61,946
Property and equipment, net                                                68,940,378            72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                               189,937               437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                          299,555               713,555
                                                                      ----------------      ----------------
Total other assets                                                            489,492             1,150,695
                                                                      ----------------      ----------------
Total assets                                                             $ 70,532,097          $ 75,346,126
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                 $ 2,890,579           $ 3,239,515
    Accrued interest                                                        3,662,236             2,298,796
    Estimated third-party payor settlements                                        --                15,312
    Note payable                                                           92,000,000            92,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                  98,552,815            97,553,623

Advances from PC2, LLC                                                      4,000,000             4,000,000
                                                                      ----------------      ----------------
Total liabilities                                                         102,552,815           101,553,623

Members' Equity (Deficit)
Managing member                                                                   100                   100
Holding company                                                            11,746,431            11,746,431
Deficit                                                                   (43,767,249 )         (37,954,028 )
                                                                      ----------------      ----------------
Total members' equity (deficit)                                           (32,020,718 )         (26,207,497 )
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $ 70,532,097          $ 75,346,126
                                                                      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations


                                                                     Years ended December 31
                                                          2001                  2000                  1999
                                                    -----------------     -----------------      ----------------

Operating revenue:
    Net resident service revenue                         $27,888,238           $26,819,493           $23,152,340
    Other operating revenue                                  120,478               140,859                96,765
                                                    -----------------     -----------------      ----------------
Total operating revenue                                   28,008,716            26,960,352            23,249,105


Operating expenses:
    Health care and resident services                      7,496,096             7,126,018             6,246,511
    Activities                                               468,515               509,910               450,154
    Food service                                           3,985,872             4,322,264             4,059,164
    Housekeeping and laundry                                 878,452               903,853               783,735
    Plant operations and maintenance                       2,132,954             2,132,462             1,950,963
    General and administrative                             7,873,272             8,388,079             7,797,319
    Depreciation                                           3,666,576             3,623,736             3,999,939
    Amortization of loan closing and deferred
       financing costs                                       661,203               661,203               661,192
    Interest                                               6,660,033             8,330,625             7,166,499
                                                    -----------------     -----------------      ----------------
Total operating expenses                                  33,822,973            35,998,150            33,115,476
                                                    -----------------     -----------------      ----------------
Loss from operations                                      (5,814,257 )          (9,037,798 )          (9,866,371 )
Nonoperating income - investment income                        1,036                33,477                16,109
                                                    -----------------     -----------------      ----------------
Net loss                                                $ (5,813,221 )        $ (9,004,321 )        $ (9,850,262 )
                                                    =================     =================      ================



See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)

                                                  Managing                   Holding
                                     Number       Member's      Number      Company's
                                     of Units      Equity      of Units       Equity          Deficit            Total
                                     --------    -----------   ---------   -------------   --------------    --------------

Balances, January 1, 1999                  1          $ 100          99     $13,495,637     $(19,099,445 )     $(5,603,708 )
Distribution to members                   --             --          --      (1,143,070 )             --        (1,143,070 )
Net loss                                  --             --          --              --       (9,850,262 )      (9,850,262 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 1999                1            100          99      12,352,567      (28,949,707 )     (16,597,040 )
Distribution to members                   --             --          --        (606,136 )             --          (606,136 )
Net loss                                  --             --          --              --       (9,004,321 )      (9,004,321 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2000                1            100          99      11,746,431      (37,954,028 )     (26,207,497 )
Net loss                                  --             --          --              --       (5,813,221 )      (5,813,221 )
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                1          $ 100          99     $11,746,431     $(43,767,249 )    $(32,020,718 )
                                     ========    ===========   =========   =============   ==============    ==============



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows


                                                                            Years ended December 31
                                                               2001                  2000                  1999
                                                          ----------------      ----------------      ----------------

Operating activities
Net loss                                                      $(5,813,221 )         $(9,004,321 )         $(9,850,262 )
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                3,666,576             3,623,736             3,999,939
    Amortization                                                  661,203               661,203               661,192
    Bad debt expense                                               92,641               237,132                81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                         59,542               185,638              (419,760 )
       Estimated third-party payor settlements                    (15,312 )             117,261               (85,222 )
       Inventory and other assets                                  34,766                37,622               (24,706 )
       Accounts payable and accrued expenses                     (348,936 )            (210,910 )           1,807,338
       Accrued interest                                         1,363,440             1,620,466                40,876
       Deferred revenue                                                --                    --               (53,397 )
                                                          ----------------      ----------------      ----------------
Net cash used by operating activities                            (299,301 )          (2,732,173 )          (3,842,397 )

Investing activities
Acquisition of property and equipment                            (139,258 )            (380,628 )             (62,783 )
Change in assets limited as to use                                 30,922               647,825               212,164
                                                          ----------------      ----------------      ----------------
Net cash provided by (used in) investing activities              (108,336 )             267,197               149,381

Financing activities
Advances from PC2, LLC                                                 --             2,822,122             3,835,561
Advances from Marriott Senior Living Services                          --                    --             1,177,878
Distributions to members                                               --              (606,136 )          (1,143,070 )
                                                          ----------------      ----------------      ----------------
Net cash provided by financing activities                              --             2,215,986             3,870,369
                                                          ----------------      ----------------      ----------------
Net increase (decrease) in cash and cash equivalents             (407,637 )            (248,990 )             177,353
Cash and cash equivalents beginning of year                       783,406             1,032,396               855,043
                                                          ----------------      ----------------      ----------------
Cash and cash equivalents end of year                          $  375,769            $  783,406           $ 1,032,396
                                                          ================      ================      ================

Supplemental cash flows information
Interest paid                                                 $ 4,794,123           $ 6,659,606           $ 7,147,211
                                                          ================      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001


1. Organization

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated
Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. Assets Limited As to Use

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                             December 31
                                                         2001         2000
                                                    -------------- ----------
Furniture, fixtures and equipment reserve account
                                                     $ 31,024       $ 61,946
                                                    ============== ==========

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                          December 31
                                   2001              2000
                              -------------------------------------

Land                          $     9,311,040    $    9,311,040
Buildings                          67,600,592        67,600,592
Furnishings and equipment           7,637,758         7,498,500
                              -------------------------------------
                                   84,549,390        84,410,132
Accumulated depreciation          (15,609,012)      (11,942,436)
                              -------------------------------------
                              $    68,940,378    $   72,467,696
                              =====================================

On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. Note Payable

The note payable consists of the following:
                                                            December 31
                                                       2001            2000
                                                  ----------------------------

Note   payable - Interest   is  payable  monthly
   based  upon  the 30 day  LIBOR  rate +  2.50%
   (4.64% at 12/31/01).  Principal  payments are
   based upon the Company's cash flow with final
   payment due September  12, 2002.  The note is
   collateralized  by  substantially  all of the
   Company's assets, including a first mortgage.  $  92,000,000  $  92,000,000
                                                  ============================

The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

5.  Note Payable (continued)

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

7.  Related Party Transactions (continued)

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. Management Fees

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. Subsequent Event (Unaudited)

The owners of the Company have agreed to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) to refinance the seven facilities owned by Prime Care Two, LLC. CNL shall provide $61,000,000 to Prime Care Two, LLC to pay off its existing debt of $92,000,000 and $9,000,000 to PC2, LLC to pay off its existing debt of that amount. The refinancing will take the form of a sale-leaseback with a lease term of 35 years. The current lender has approved a discounted payoff of the loans through a letter dated August 8, 2002 and has agreed to accept these amounts as payment in full on those debts, including any accrued interest to date, conditioned upon the transaction being completed by September 30, 2002. In addition, MSLS has agreed to reduce the original purchase price of the seven facilities by $4,000,000, which will result in a reduction of their Advances to PC2, LLC. The reduction will be applied by PC2, LLC to pay off the $4,000,000 that had been advanced to it by MSLS and MSLS will waive any claim for accrued subordinated management fees.

                              Prime Care Eight, LLC

                   Unaudited Consolidated Financial Statements




                                    Contents

Unaudited Consolidated Balance Sheet as of June 30, 2002.................................................B-64

Unaudited Consolidated Statements of Operations for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-65

Unaudited Consolidated Statement of Members' Equity......................................................B-66

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 2002 and 2001..............................................................................B-67

Note to Unaudited Consolidated Financial Statements......................................................B-68


                              Prime Care Eight, LLC

                      Unaudited Consolidated Balance Sheet

                                                                                           Unaudited
                                                                                            June 30
                                                                                             2002
                                                                                        ----------------

         Assets
         Current assets:
            Cash and cash equivalents                                                         $  384,038
            Accounts receivable, net                                                             180,557
            Assets limited as to use                                                             544,677
            Prepaid expenses and other current assets                                             29,322
                                                                                        ----------------
         Total current assets                                                                  1,138,594

         Property and equipment, net                                                          25,846,421
         Other assets:
            Loan closing costs, net of accumulated amortization
              of $117,717 at June 30, 2002                                                       201,698
            Deferred financing costs, net of accumulated amortization
              of $165,937 at June 30, 2002                                                       276,563
                                                                                        ----------------
         Total other assets                                                                      478,261
                                                                                        ----------------
         Total assets                                                                       $ 27,463,276
                                                                                        ================

         Liabilities and Members' Equity
         Current liabilities:
            Current portion of long-term debt                                                 $  391,810
            Accounts payable and accrued expenses                                              1,827,249
            Accrued interest                                                                     268,390
            Line of credit                                                                       898,244
                                                                                        ----------------
         Total current liabilities                                                             3,385,693

         Long-term debt                                                                       20,537,516
                                                                                        ----------------
         Total liabilities                                                                    23,923,209

         Members' Equity
         Managing member                                                                             100
         Holding company                                                                       5,192,059
         Deficit                                                                              (1,652,092 )
                                                                                        ----------------
         Total members' equity                                                                 3,540,067
                                                                                        ----------------
         Total liabilities and members' equity                                              $ 27,463,276
                                                                                        ================



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Operations



                                                                                    Unaudited
                                                                         For the Six Months Ended June 30
                                                                           2002                   2001
                                                                     -----------------      ------------------

Operating revenue
   Net resident service revenue                                            $ 2,893,719             $ 3,048,445
   Other operating revenue                                                     613,142                 584,531
                                                                     -----------------      ------------------
Total operating revenue                                                      3,506,861               3,632,976

Operating expenses:
   Resident services                                                           711,656                 683,289
   Activities                                                                   47,070                  43,379
   Food service                                                                303,167                 308,490
   Housekeeping and laundry                                                     66,157                  68,195
   Plant operations and maintenance                                            251,010                 258,754
   General and administrative                                                1,098,028                 968,249
   Depreciation                                                                520,903                 510,012
   Amortization of loan closing and
      deferred financing costs                                                  38,226                  38,226
   Interest                                                                    881,255                 870,110
                                                                     -----------------      ------------------
Total operating expenses                                                     3,917,472               3,748,704
                                                                     -----------------      ------------------
Loss from operations                                                          (410,611 )              (115,728 )
Nonoperating income - investment income                                          2,151                   9,858
                                                                     -----------------      ------------------
Net loss                                                                   $  (408,460 )           $  (105,870 )
                                                                     =================      ==================



See accompanying note

                              Prime Care Eight, LLC

               Unaudited Consolidated Statement of Members' Equity


                                                    Managing                  Holding
                                       Number        Members'     Number      Company's
                                       of Units       Equity      of Units      Equity        Deficit         Total
                                       ----------  -------------  ---------- ------------- --------------- -------------

Balances, December 31, 2001                    1       $    100          99   $ 5,192,059     $(1,243,632)    $3,948,527
Net loss (Unaudited)                                                                             (408,460)      (408,460 )
                                       ----------  -------------  ---------- ------------- --------------- -------------
Balances, June 30, 2002 (Unaudited)            1       $    100          99   $ 5,192,059     $(1,652,092)    $3,540,067
                                       ==========  =============  ========== ============= =============== =============



See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Cash Flows


                                                                                    Unaudited
                                                                         For the Six Months Ended June 30
                                                                           2002                  2001
                                                                     -----------------     -----------------

Operating activities
Net loss                                                                  $   (408,460 )         $  (105,870 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                                520,903               510,012
   Amortization                                                                 38,226                38,226
   Changes in operating assets and liabilities:
     Accounts receivable                                                       (51,686 )             (40,709 )
     Prepaid expenses and other assets                                          49,662                12,741
     Accounts payable and accrued expenses                                     532,957              (554,687 )
     Accrued interest                                                           48,431                23,283
                                                                     -----------------     -----------------
Net cash provided by (used in) operating activities                            730,033              (117,004 )

Investing Activities
Purchase of property and equipment                                            (168,173 )             (11,294 )
Increase in assets limited as to use                                           (39,965 )            (120,915 )
                                                                     -----------------     -----------------
Net cash used in investing activities                                         (208,138 )            (132,209 )

Financing activities
Distribution to members                                                             --              (598,704 )
Proceeds from line of credit                                                        --               299,355
Payments on long-term debt                                                    (186,879 )            (172,876 )
                                                                     -----------------     -----------------
Net cash used in financing activities                                         (186,879 )            (472,225 )
                                                                     -----------------     -----------------
Net increase (decrease) in cash and cash equivalents                           335,016              (721,438 )
Cash and cash equivalents beginning of period                                   49,022             1,342,505
                                                                     -----------------     -----------------
Cash and cash equivalents end of period                                    $   384,038           $   621,067
                                                                     =================     =================

Supplemental cash flows information
Interest paid                                                              $   832,824           $   846,827
                                                                     =================     =================



See accompanying notes

                              Prime Care Eight, LLC

               Note to Unaudited Consolidated Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Eight, LLC 2001 Consolidated Financial Statements and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The statements for the six months ended June 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                              Prime Care Eight, LLC

                        Consolidated Financial Statements

                  Years ended December 31, 2001, 2000 and 1999




                                    Contents

Report of Independent Auditors...........................................................................B-70

Audited Financial Statements

Consolidated Balance Sheets..............................................................................B-71
Consolidated Statements of Operations....................................................................B-72
Consolidated Statements of Members' Equity...............................................................B-73
Consolidated Statements of Cash Flows....................................................................B-74
Notes to Consolidated Financial Statements...............................................................B-75


                         Report of Independent Auditors

Board of Managers
Prime Care Eight, LLC
Indianapolis, Indiana

We have audited the consolidated balance sheets of Prime Care Eight, LLC as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Care Eight, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                       /s/ Ernst & Young LLP
                                                               March 1, 2002

                              Prime Care Eight, LLC

                           Consolidated Balance Sheets

                                                                                       December 31
                                                                                2001                   2000
                                                                          ----------------      -----------------

Assets
Current assets:
   Cash and cash equivalents                                                     $   49,022            $ 1,342,505
   Accounts receivable, net                                                         128,871                146,365
   Assets limited as to use                                                         504,712                442,525
   Prepaid expenses and other current assets                                         78,984                 35,974
                                                                           ----------------      -----------------
Total current assets                                                                761,589              1,967,369

Property and equipment, net                                                      26,199,151             27,162,027
Other assets:
   Loan closing costs, net of accumulated amortization
     of $101,615 and $69,413 in 2001 and 2000                                       217,800                250,002
   Deferred financing costs, net of accumulated amortization
     of $143,813 and $99,563 in 2001 and 2000                                       298,687                342,937
                                                                           ----------------      -----------------
Total other assets                                                                  516,487                592,939
                                                                           ----------------      -----------------
Total assets                                                                   $ 27,477,227           $ 29,722,335
                                                                           ================      =================

Liabilities and Members' Equity
Current liabilities:
   Current portion of long-term debt                                              $ 376,652             $  347,998
   Accounts payable and accrued expenses                                          1,294,292              2,109,692
   Accrued interest                                                                 219,959                157,794
   Line of credit                                                                   898,244                499,105
                                                                           ----------------      -----------------
Total current liabilities                                                         2,789,147              3,114,589

Long-term debt                                                                   20,739,553             21,116,205
                                                                           ----------------      -----------------
Total liabilities                                                                23,528,700             24,230,794

Members' Equity
Managing member                                                                         100                    100
Holding company                                                                   5,192,059              6,269,900
Deficit                                                                          (1,243,632)              (778,459)
                                                                           ----------------      -----------------
Total members' equity                                                             3,948,527              5,491,541
                                                                           ----------------      -----------------
Total liabilities and members' equity                                          $ 27,477,227           $ 29,722,335
                                                                           ================      =================



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Operations


                                                                            Years ended December 31,
                                                                 2001                    2000                 1999
                                                           -----------------       -----------------      --------------

Operating Revenue:
   Net resident service revenue                                 $  6,090,827            $  5,851,814         $ 6,153,780
   Other operating revenue                                         1,180,350               1,129,802             909,343
                                                           -----------------       -----------------      --------------
Total operating revenue                                            7,271,177               6,981,616           7,063,123

Operating Expenses:
   Health care and resident services                               1,432,618               1,442,486           1,354,266
   Activities                                                        102,422                  91,090              79,203
   Food service                                                      616,359                 603,746             584,988
   Housekeeping and laundry                                          143,168                 128,491             126,162
   Plant operations and maintenance                                  511,177                 468,365             445,159
   General and administrative                                      2,091,340               1,992,242           1,900,890
   Depreciation                                                    1,023,156               1,014,721             999,104
   Amortization of loan closing and
      deferred financing costs                                        76,452                  76,452              74,062
   Interest                                                        1,753,576               1,733,457           1,739,988
                                                           -----------------       -----------------      --------------
Total operating expenses                                           7,750,268               7,551,050           7,303,822
                                                           -----------------       -----------------      --------------
Loss from operations                                                (479,091 )              (569,434 )          (240,699 )
Nonoperating income - investment income                               13,918                  30,829              25,485
                                                           -----------------       -----------------      --------------
Net loss                                                        $   (465,173 )          $   (538,605 )        $ (215,214 )
                                                           =================       =================      ==============



See accompanying notes

                              Prime Care Eight, LLC

                   Consolidated Statements of Members' Equity


                                              Managing                      Holding
                                Number of     Members'      Number of      Company's
                                  Units        Equity         Units          Equity          Deficit          Total
                               ------------ -------------- ------------  --------------   --------------   ------------

Balances, January 1, 1999                1       $    100           99      $ 8,779,285      $  (24,640 )   $8,754,745
Distributions to members                --             --           --       (1,161,760)             --     (1,161,760 )
Net loss                                --             --           --               --        (215,214 )     (215,214 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 1999              1            100           99        7,617,525        (239,854 )    7,377,771
Distributions to members                --             --           --       (1,347,625)             --     (1,347,625 )
Net loss                                --             --           --               --        (538,605 )     (538,605 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2000              1            100           99        6,269,900        (778,459 )    5,491,541
Distributions to members                --             --           --       (1,077,841)             --     (1,077,841 )
Net loss                                --             --           --               --        (465,173 )     (465,173 )
                               ------------ -------------- ------------  --------------   --------------   ------------
Balances, December 31, 2001              1       $    100           99      $ 5,192,059     $(1,243,632 )   $3,948,527
                               ============ ============== ============  ==============   ==============   ============



See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Cash Flows


                                                                           Years ended December 31
                                                                 2001                 2000                1999
                                                           -----------------    -----------------    ---------------

Operating activities
Net loss                                                        $   (465,173 )       $   (538,605 )        $(215,214 )
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                    1,023,156            1,014,721            999,104
   Amortization                                                       76,452               76,452             74,062
   Changes in operating assets and liabilities:
     Accounts receivable                                              17,494               27,985            (98,145 )
     Prepaid expenses and other current assets                       (43,010 )             79,933            (63,823 )
     Accounts payable and accrued expenses                          (815,400 )          1,524,694            487,941
     Accrued interest                                                 62,165              157,794           (148,864 )
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) operating activities                 (144,316 )          2,342,974          1,035,061

Investing activities
Purchase of property and equipment                                   (60,280 )            (69,541 )          (44,070 )
Increase in assets limited as to use                                 (62,187 )           (278,727 )          188,374
                                                           -----------------    -----------------    ---------------
Net cash provided by (used in) investing activities                 (122,467 )           (348,268 )          144,304

Financing activities
Distributions to members                                          (1,077,841 )         (1,347,625 )       (1,161,760 )
Proceeds from line of credit                                         399,139              499,105                 --
Payments on long-term debt                                          (347,998 )           (293,796 )         (320,507 )
Payment of loan closing and deferred financing fees                       --                   --            (23,462 )
                                                           -----------------    -----------------    ---------------
Net cash used in financing activities                             (1,026,700 )         (1,142,316 )       (1,505,729 )
                                                           -----------------    -----------------    ---------------
Net increase (decrease) in cash and cash equivalents              (1,293,483 )            852,390           (326,364 )
Cash and cash equivalents beginning of year                        1,342,505              490,115            816,479
                                                           -----------------    -----------------    ---------------
Cash and cash equivalents end of year                            $    49,022         $  1,342,505         $  490,115
                                                           =================    =================    ===============

Supplemental cash flows information
Interest paid                                                   $  1,691,411         $  1,575,663        $ 1,888,852
                                                           =================    =================    ===============



See accompanying notes

                              Prime Care Eight, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. Organization

Prime Care Eight, LLC (Company) was organized as a limited liability company in 1998 under the laws of the State of Indiana and commenced operations in September 1998 when it purchased two senior-living residential facilities. The Company wholly owns two Maryland limited liability companies, Annapolis Assisted Living, LLC and Pikesville Assisted Living, LLC, the title holders of the facilities. The two senior-living residential facilities (Facilities) are known as Sunrise Assisted Living of Annapolis located in Annapolis, Maryland and Sunrise Assisted Living of Pikesville located in Pikesville, Maryland. The Facilities offer assisted living care for the elderly. The Facilities are managed by Sunrise Assisted Living Management, Inc. (Operator).

The consolidated financial statements include the accounts of Prime Care Eight, LLC and its two wholly owned limited liability companies. Intercompany accounts and transactions have been eliminated in consolidation.

The Company is owned 99% by PC8, LLC, a special purpose holding company, and 1% by Prime Care 8 Corp., the managing member. PC8, LLC is owned 100% by Prime Care Properties, LLC.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under an agreement with the lender. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statements of operations.

                              Prime Care Eight, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             7 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $76,452 for the years ended December 31, 2001 and 2000 and $74,062 for the year ended December 31, 1999.

Net Resident Service Revenue and Accounts Receivable

Net resident service revenue is reported at net realizable amounts from residents for services rendered. The residents of the Facilities pay their residency fees on a month-to-month basis.

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the note payable, as follows:

                                           December 31
                                        2001         2000
                                     ----------- -------------

Tax and insurance reserve account    $ 173,718     $ 142,240
Replacement reserve account             61,223        30,514
Debt service reserve account           269,771       269,771
                                     ----------- -------------
                                     $ 504,712     $ 442,525
                                     =========== =============

                              Prime Care Eight, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                             December 31
                                        2001          2000
                                 ------------------------------

Land                             $ 1,854,603       $ 1,854,603
Buildings                         26,735,892        26,735,892
Furnishings and equipment            896,064           835,784
                                 ------------------------------
                                  29,486,559        29,426,279
Accumulated depreciation          (3,287,408)       (2,264,252)
                                 ------------------------------
                                 $ 26,199,151      $ 27,162,027
                                 ==============================

5. Long-Term Debt

Long-term debt consists of the following:

                                                           December 31
                                                       2001         2000
                                                  ----------------------------

Note  payable -  Interest   at  7.83%.  Interest
   and  principal  payments  due  monthly  until
   maturity  on  October  1,  2008.  The note is
   collateralized  by  substantially  all of the
   Company's assets, including a first mortgage.  $ 21,116,205  $ 21,464,203
Less current portion                                  (376,652)     (347,998)
                                                  ----------------------------
                                                  $ 20,739,553  $ 21,116,205
                                                  ============================

Future maturities of long-term debt at December 31, 2001 are as follows:

     2002                      $    376,652
     2003                           407,665
     2004                           436,554
     2005                           477,179
     2006                           516,470
     Thereafter                  18,901,685
                            -----------------
                                $21,116,205
                            =================

                              Prime Care Eight, LLC

5. Long-Term Debt (continued)

The Company entered into a cash management agreement in connection with its note payable which requires the Company to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The cash management agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

The Operator shall provide a credit facility to the Company, on a revolving basis, of up to $3,000,000 to be utilized by the Company to provide the Facilities with working capital, which it may require to fund any operating deficits. However, the subordination agreement between the lender for the holding company debt and the Operator further limits the credit facility to be used only for debt service on the holding company debt. The amounts available to the Company under the credit facility are reduced quarterly over the five-year term of the credit facility, if certain financial conditions are met. These conditions to reduce the amount available to the Company under the credit facility were not met during 2001, 2000 or 1999. There was $898,244 and $499,105 outstanding under the credit facility at December 31, 2001 and 2000, respectively. Outstanding amounts accrue interest at LIBOR plus 3.5% (average rate of 7.72% and 10.20% during 2001 and 2000, respectively). There was $77,583 and $13,072 in interest accrued on the credit facility at December 31, 2001 and 2000, respectively. There were no amounts borrowed during 1999.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC8, LLC) and a managing member (Prime Care 8 Corp.). The day-to-day management of the Company's business is exclusively vested in three managing directors elected by the managing member.

Under the terms of the Company's Operating Agreement (Operating Agreement), certain actions, as defined therein, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

                              Prime Care Eight, LLC

7. Related Party Transactions

Under the terms of the Operating Agreement, the Company pays a monthly administrative fee to Prime Care Properties, LLC, a limited liability company whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC is the sole member of the Company's holding company. Total administrative fees paid to Prime Care Properties, LLC for the years ended December 31, 2001, 2000 and 1999 were $71,340, $69,632 and $71,243, respectively.

In connection with the acquisition of the Facilities, the Company's special purpose holding company (the Holding Company) obtained financing from the Company's primary creditor. The Company is not obligated for the repayment of that financing, and none of its assets are subject to any security interest on that debt. The Holding Company then made a $9,165,000 contribution to the Company's capital. This capital contribution was used by the Company to fund a portion of its purchase of the Facilities. During the year ended December 31, 2001, 2000 and 1999, the Company made distributions to the Holding Company in the amount of $997,841, $1,097,625 and $1,161,760, respectively. These distributions were used by the Holding Company to pay its debt service on its financing. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the Holding Company in order for it to fund its debt service. The Holding Company debt was due in 2001 and the Holding Company is working on different options to pay off or refinance the debt.

The Company has $110,009 and $207,333 included with accounts payable and accrued expenses in the accompanying consolidated financial statements at December 31, 2001 and 2000, respectively, relating to resident billings from when the Company was owned by Sunrise Assisted Living (Sunrise). This amount is expected to be settled in favor of the Company.

                              Prime Care Eight, LLC

8. Management Fees

Sunrise Assisted Living Management, Inc. manages the Facilities on behalf of the Company. The initial term of the operating agreement expires on September 30, 2013. The agreement may be renewed for three additional successive periods of five years each. The Facilities pay the Operator an operating fee and an incentive fee. The operating fee is based on 6% of the total operating revenue of the combined Facilities. The operating fee is payable monthly and one-half of the fee is subordinate to payments of principal and interest on the note payable. The subordinated management fee payable was $319,470 and $106,775 at December 31, 2001 2000, respectively, and is included with accounts payable and accrued expenses in the accompanying consolidated financial statements. The incentive fee is equal to 25% of the excess cash flows of the Facilities. The incentive fee shall only be paid annually, after audit, on the excess cash flow from the preceding year. Total operating fees for the years ended December 31, 2001, 2000 and 1999 were $428,909, $418,762 and $424,265, respectively. There were no incentive fees payable for the years ended December 31, 2001 and 2000.

9. Subsequent Event (Unaudited)

Prime Care Eight, LLC and its affiliates have agreed, in principle, to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) with respect to the two facilities owned by Prime Care Eight, LLC. Under the plan, CNL would provide $2,000,000 to an affiliate to repurchase the existing subordinated debt of PC8, LLC. If consummated, the refinancing, including the $2,000,000 advanced by CNL will take the form of a sale-leaseback of the two facilities with a lease term of 35 years. As the legal title-holder, CNL would assume the existing first mortgage debt of Prime Care Eight, LLC. The Company and CNL are currently negotiating with the existing lender to accept a discounted amount as payment in full for the PC8, LLC debt, including any accrued interest to date. In addition, the Company and CNL has discussed with Sunrise the reduction of the original purchase price of the facilities with the proceeds being used by Prime Care Eight, LLC to pay in full the amounts outstanding on its line of credit with Sunrise. They have also discussed with Sunrise its waiver of any claim for accrued subordinated management fees. There can be no assurance that this transaction will occur or will be under the same terms contemplated above.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                       ----------------------------------
                       THE SUBSCRIPTION AGREEMENT IN THIS
                       ADDENDUM   UPDATES  AND   REPLACES
                       APPENDIX   D   TO   THE   ATTACHED
                       PROSPECTUS,  DATED  MAY 14,  2002.
                       ----------------------------------

Subscription Agreement                                          LOGO
CNL RETIREMENT PROPERTIES, INC.

1.___________INVESTMENT________________________________________________________

This is an (check one):  |_| Initial   |_|Additional Investment |_| Check this box if you are purchasing these Shares through
                             Investment   in this offering           a Registered Investment Adviser.

Make Investment Check Payable to:  SouthTrust Bank

    _______________________________         $___________________________
       Number of Shares - minimum           Dollar Amount of Investment
    250 (or 100 for an IRA or KEOGH)              ($10.00 per Share)

2.___________FORM OF OWNERSHIP_________________________________________________

    (Select only one)
    |_|IRA                                            |_| INDIVIDUAL
    |_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
    |_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
    |_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
       |_|TAXABLE    |_| TAX EXEMPT                   |_| A MARRIED  PERSON  SEPARATE  PROPERTY (only one signature required)
    |_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
       |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR_____________________________________________________
    |_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of________________________________
    |_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of________________________________
                                                      |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                          Agreement must be enclosed)

3.___________INVESTOR INFORMATION______________________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA, include both investor and custodian Taxpayer ID Number.

_________________________________________  ____________________________________
Name                                       Investor Social Security Number

_________________________________________  ____________________________________
                                           Taxpayer ID Number

_________________________________________  ____________________________________
Address                                    Custodian Phone Number

_________________________________________  ____________________________________
City/State/Zip Code                        Custodian Account Number

_________________________________________  ____________________________________
Daytime Telephone Number                   Investor E-mail Address

|_|Check this box if you are a U.S. citizen       |_|Check this box if you are a U.S. citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen    |_|Check this box if you are subject to backup withholding

4.___________DISTRIBUTIONS_____________________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than indicated in Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.
a. |_|  DISTRIBUTION  REINVESTMENT  PLAN  (see Prospectus for more details)
b. |_|  DIRECT DEPOSIT Please include a voided check.  (Non-Custodian  Investors
        Only) I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution__________________________________________________________

Address________________________________________________________________________

City/State/Zip Code____________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number___________________  Bank ABA Routing Number_____________________

5.___________SUBSCRIBER SIGNATURES_____________________________________________


TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX BELOW HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus ________ Initials _________ Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000; or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
                                   ________ Initials _________ Initials


X__________________________ ___________  X____________________________ ________
 Signature of Investor      Date          Signature of Joint Investor  Date

6.___________BROKER INFORMATION________________________________________________

The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's residence.

Broker/Dealer Name_____________________________________________________________

Financial Advisor Name_________________________________________________________

Advisor Mailing Address________________________________________________________

City/State/Zip Code____________________________________________________________

Advisor Number_______________________________ Telephone Number_________________

E-mail Address_______________________________ Fax Number_______________________


|_| Telephonic Subscription   |_| Deferred Commission Option (Please refer to
                                  the Prospectus for details.)

|_| Registered Investment Advisor (RIA): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.



    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have  reasonable  grounds to believe  that the  purchase  of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ __________  X______________________________ ______
 Financial Advisor Signature Date         Branch Manager Signature       Date
                                          (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.


      Return to: CNL Investor Relations PO Box 1033 Orlando, FL 32802-1033
                   Overnight Delivery: CNL Investor Relations
                   450 South Orange Avenue Orlando, FL 32801
                 For questions, contact CNL Investor Relations:
         tel (407) 650-1000 toll-free (866) 650-0650 fax (407) 650-1231


-------------------------------------------------------------------------------
    For Office Use Only***

    Sub.# _______________ Admit Date _____________ Amount _____________________

    Check # _____________ Region _________________ W/S _____________  Rev. 9/02

-------------------------------------------------------------------------------

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

            -------------------------------------------------------

             THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX E TO THE ATTACHED PROSPECTUS, DATED MAY 14, 2002.

            -------------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                   OF PROPERTIES ACQUIRED FROM MARCH 23, 2002
                            THROUGH SEPTEMBER 3, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 23, 2002 through September 3, 2002 and the Properties for which the Company had entered into initial commitments to acquire as of September 3, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to March 23, 2002, see Appendix E to the Prospectus dated May 14, 2002.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                Brighton Gardens         Brighton Gardens               MapleRidge                 MapleRidge
                                  by Marriott               by Marriott                by Marriott                by Marriott
                                 Camarillo (8)              Towson (8)                 Clayton (8)               Dartmouth (8)
                                ------------------    ------------------------    -----------------------    ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                $1,306,131                 $1,015,122                    $579,616                   $674,467

Earned Income (1)                        --                         --                          --                         --

FF&E Reserve Income (2)              48,803                     24,090                      14,070                     36,707

Asset Management Fees (3)           (86,089  )                 (66,553 )                   (37,349  )                 (43,694 )

Interest Expense (4)               (343,437  )                (291,488 )                  (148,998  )                (174,308 )

General and Administrative
    Expenses (5)                   (104,490  )                 (81,210 )                   (46,369  )                 (53,957 )
                                ------------           ----------------             ---------------           ----------------

Estimated Cash Available from
    Operations                      820,918                    599,961                     360,970                    439,215

Depreciation and Amortization
    Expense (6) (7)                (577,055  )                (473,048 )                  (255,536  )                (294,943 )
                                ------------           ----------------             ---------------           ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                $ 243,863                  $ 126,913                    $105,434                   $144,272
                                ============           ================             ===============           ================


                                                           See Footnotes






                                MapleRidge        Brighton Gardens    Brighton Gardens    Brighton Gardens      Brighton Gardens
                                by Marriott          by Marriott         by Marriott         by Marriott           by Marriott
                               Elk Grove (8)        Brentwood (9)        Atlanta (9)        Charlotte (9)        Chevy Chase (9)
                              ----------------- -------------------  ------------------  ------------------    --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                  $575,983            $     --             $     --           $     --            $       --

Earned Income (1)                        --             666,728              803,727            337,931             2,027,585

FF&E Reserve Income (2)              16,974                  --                   --                 --                    --

Asset Management Fees (3)           (37,089 )           (38,099  )           (45,927  )         (19,310  )           (115,862 )

Interest Expense (4)               (147,961 )                --                   --                 --                    --

General and Administrative
    Expenses (5)                    (46,079 )           (53,338  )           (64,298  )         (27,034  )           (162,207 )
                              --------------      --------------      ---------------    ---------------        --------------

Estimated Cash Available from
    Operations                      361,828             575,291              693,502            291,587             1,749,516

Depreciation and Amortization
    Expense (6) (7)                (254,739 )                --                   --                 --                    --
                              --------------      --------------      ---------------    ---------------        --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                 $107,089            $575,291             $693,502           $291,587            $1,749,516
                              ==============      ==============      ===============    ===============        ==============


                                           See Footnotes






                                 Brighton Gardens      Brighton Gardens        Brighton Gardens          Brighton Gardens
                                   by Marriott           by Marriott              by Marriott               by Marriott
                                  Middletown (9)       Mountainside (9)           Naples (9)                Raleigh (9)
                               ------------------- ----------------------   ----------------------  ------------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                   $       --            $       --                  $     --              $       --

Earned Income (1)                    1,205,591             1,306,057                   840,260               1,013,792

FF&E Reserve Income (2)                     --                    --                        --                      --

Asset Management Fees (2)              (68,891  )            (74,632 )                 (48,015 )               (57,931  )

Interest Expense (3)                        --                    --                        --                      --

General and Administrative
    Expenses (4)                       (96,447  )           (104,485 )                 (67,221 )               (81,103  )
                               ----------------       ---------------        ------------------         ---------------

Estimated Cash Available from
    Operations                       1,040,253             1,126,940                   725,024                 874,758

Depreciation and Amortization
    Expense (5) (6)                         --                    --                        --                      --
                               ----------------       ---------------        ------------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                  $1,040,253            $1,126,940                 $ 725,024              $  874,758
                               ================       ===============        ==================         ===============

                                            See Footnotes





                                     Brighton Gardens          Brighton Gardens            Brighton Gardens
                                        by Marriott               by Marriott                 by Marriott             Sunrise of
                                       Stamford (9)               Venice (9)               Winston-Salem (9)        Annapolis (9)
                               ------------------------  --------------------------- --------------------------  ------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                         $       --                     $     --                   $     --           $       --

Earned Income (1)                          1,424,789                      684,995                    739,794            1,312,500

FF&E Reserve Income (2)                           --                           --                         --                   --

Asset Management Fees (2)                    (81,417 )                    (39,143  )                 (42,274 )            (75,000  )

Interest Expense (3)                              --                           --                         --             (780,357  )

General and Administrative
    Expenses (4)                            (113,983 )                    (54,800  )                 (59,184 )           (105,000  )
                                   ------------------          -------------------        -------------------    -----------------

Estimated Cash Available from
    Operations                             1,229,389                      591,052                    638,336              352,143

Depreciation and Amortization
    Expense (5) (6)                               --                           --                         --               (5,743  )
                                   ------------------          -------------------        -------------------    -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                        $1,229,389                     $591,052                   $638,336           $  346,400
                                   ==================          ===================        ===================    =================


                                                See Footnotes







                                                                               Brooksby Village                   .
                                                                               Continuing Care
                                                 Sunrise of                      Retirement
                                                 Pikesville (9)                 Community (10)                 Total
                                            ---------------------------    ------------------------    -------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                 $       --                     $2,250,000                 $ 6,401,319

Earned Income (1)                                  1,060,500                             --                  13,424,249

FF&E Reserve Income (2)                                   --                             --                     140,644

Asset Management Fees (2)                            (60,600  )                     (90,000 )                (1,127,875  )

Interest Expense (3)                                (630,529  )                          --                  (2,517,078  )

General and Administrative
    Expenses (4                                      (84,840  )                    (180,000 )                (1,586,045  )
                                                -------------               ----------------             ---------------

Estimated Cash Available from
    Operations                                       284,531                      1,980,000                  14,735,214

Depreciation and Amortization
    Expense (5) (6)                                   (4,640  )                          --                  (1,865,704  )
                                                -------------               ----------------             ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                $  279,891                     $1,980,000                 $12,869,510
                                                =============               ================             ===============

                                                           See Footnotes

FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for the first lease year and has been estimated based on historical gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) The Company has obtained Permanent Financing of $23,520,000 related to the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties with an interest rate based on the commercial paper rate plus 186 basis points. In addition, the Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20,600,000 with an interest rate of 7.83% per annum. The mortgage note matures in 2008.

(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6) The federal tax basis of the depreciable portion of each Property accounted for as an operating lease and the number of years the assets have been depreciated on the straight-line method are as follows:

                                                                Furniture and
                                   Buildings                      Fixtures
                                 (27.5 years)                   (5-15 years)
                                 ---------------             -----------------

         Camarillo Property       $ 16,771,260                     $ 538,843
         Towson Property            14,278,625                       353,325
         Clayton Property            7,604,284                       207,875
         Dartmouth Property          8,966,866                       204,250
         Elk Grove Property          7,531,033                       216,522

(7)      Loan  costs   totalling   $797,900  have  been   amortized   under  the
         straight-line method over the term of the loan.

(8) These Properties are owned by a consolidated joint venture in which the Company owns a 76.75% interest. For purposes of this table, the balances presented represent the 76.75% interest owned by the Company. Aggregate rental income totalling $4,151,319 from these Properties, representing the Company's interest, is included in the pro forma rental income adjustment from operating leases of $15,470,581 shown on the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2001.

(9) The lessee of the Brentwood, Atlanta, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice, Winston-Salem, Annapolis and Pikesville is the same unaffiliated lessee.

(10)     The lease for this Property is a land lease only.